As filed with the Securities and Exchange Commission on June 13, 2025

Registration Statement No. 333-287735

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No.1

to

Form F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Primega Group Holdings Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	1540	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

Room 2912, 29/F., New Tech Plaza

34 Tai Yau Street

San Po Kong

Kowloon, Hong Kong

+852 3997 3682

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

c/o Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

+212 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Sanny Choi, Esq.

Kevin Dong, Esq.

CFN Lawyers LLC

418 Broadway #4607

Albany, NY12207

(646) 386 8218

Approximate date of commencement of proposed sale to public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act: Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”), indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED June 13, 2025

17,840,000 Ordinary Shares to be sold by the Selling Shareholders

Primega Group Holdings Limited

This prospectus relates to the offer and resale, by the Selling Shareholders identified in this prospectus, of up to 17,840,000 ordinary shares, par value US$0.00005 per ordinary share (“Ordinary Shares” or “Shares”), of Primega Group Holdings Limited (“ZDAI”), an exempted company incorporated in the Cayman Islands with limited liability. Our Ordinary Shares trade on the Nasdaq Stock Market under the symbol “ZDAI.” On June 11, 2025, the closing price of our Ordinary Shares was $0.8410 per Share.

The Selling Shareholders are identified in the table commencing on page 62 of this prospectus. The Selling Shareholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices. No underwriter or other person has been engaged to facilitate the sale of the Ordinary Shares in this offering. The Selling Shareholders may be deemed underwriter of the Ordinary Shares that it is offering. We will not receive any of the proceeds from such sales of the Ordinary Shares. We will bear all costs, expenses, and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Shareholders will bear all commissions and discounts, if any, attributable to their sale of Ordinary Shares. See “Plan of Distribution” beginning on page 66.

Investors are cautioned that you are buying shares of a Cayman Islands holding company with operations in Hong Kong by its operating subsidiary.

ZDAI is a holding company incorporated in the Cayman Islands with no material operations of its own, and we conduct our operations primarily in Hong Kong through our operating subsidiary, Primega Construction Engineering Co. Limited. References to the “Company,” “we,” “us,” and “our” in the prospectus are to ZDAI, the Cayman Islands entity that issued the Ordinary Shares being offered. References to “Primega Construction” are to Primega Construction Engineering Co. Limited, the entity operating the business. This is an offering of the Ordinary Shares of ZDAI, the holding company in the Cayman Islands, instead of the shares of the operating subsidiary. Investors in this offering will not directly hold any equity interests in the operating subsidiary.

Investing in our Ordinary Shares is highly speculative and involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our Ordinary Shares in “Risk Factors” beginning on page 19 of this prospectus. This prospectus incorporates by reference the 2024 20-F, including risk factors under “Item 3. Key Information – D. Risk Factors.”

We are an “Emerging Growth Company” and a “Foreign Private Issuer” under applicable U.S. federal securities laws and are, therefore, eligible for reduced public company reporting requirements. Please read “Implications of Being an Emerging Growth Company and a Foreign Private Issuer” beginning on page 16 for more information.

Our operations are primarily located in Hong Kong, a Special Administrative Region of the People’s Republic of China (“China” or the “PRC”), and therefore, we may be subject to unique risks due to uncertainty of the interpretation and the application of PRC laws and regulations. As of the date of this prospectus, we are not subject to the PRC government’s direct influence or discretion over the manner in which we conduct our business activities outside of the PRC. However, due to long-arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. We are also subject to the risks of uncertainty about any future actions of the PRC government or authorities in Hong Kong in this regard.

Should the PRC government choose to exercise significant oversight and discretion over the conduct of our business, they may intervene in or influence our operations. Such governmental actions:

●	could result in a material change in our operations and/or the value of our securities;
●	could significantly limit or completely hinder our ability to continue our operations;
●	could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors; and
●	may cause the value of our securities to significantly decline or be worthless.

We are aware that recently, the PRC government has initiated a series of regulatory actions and new policies to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity (“VIE”) structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on Primega Construction’s daily business operation, its ability to accept foreign investments and the listing of our Ordinary Shares on U.S. or other foreign exchanges. The PRC government may intervene or influence our operations at any time and may exert more control over offerings conducted overseas and foreign investment in Hong Kong-based issuers. The PRC government may also intervene or impose restrictions on our ability to move out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Furthermore, PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that require our company or any of our subsidiaries to obtain regulatory approval from PRC authorities before this offering. These actions could result in a material change in our operations and could significantly limit or completely hinder our ability to complete this offering or cause the value of our Ordinary Shares to significantly decline or become worthless. See “Prospectus Summary — Recent Regulatory Development in the PRC” beginning on page 12.

As of the date of this prospectus, our operations in Hong Kong and our registered public offering in the United States are not subject to the review nor prior approval of the Cyberspace Administration of China (the “CAC”) nor the China Securities Regulatory Commission (the “CSRC”). Uncertainties still exist, however, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. In the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and that we are required to obtain such permissions or approvals, or (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability to offer or continue to offer our Ordinary Shares to investors and could cause the value of such securities to significantly decline or be worthless and even delisting of our Ordinary Shares. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment in the future.

Furthermore, as more stringent criteria, including the Holding Foreign Companies Accountable Act (the “HFCA Act”), have been imposed by the SEC and the Public Company Accounting Oversight Board (“PCAOB”), recently, our Ordinary Shares may be prohibited from trading if our auditor cannot be fully inspected. Our auditor, ZH CPA, LLC, the independent registered public accounting firm that issues the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess ZH CPA, LLC’s compliance with applicable professional standards. ZH CPA, LLC is headquartered in Denver, Colorado, and can be inspected by the PCAOB. On August 26, 2022, CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act, or the Accelerating HFCA Act, was signed into law, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On December 29, 2022, legislation titled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to Accelerating HFCA Act, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two. We cannot assure you whether Nasdaq or other regulatory authorities will apply additional or more stringent criteria to us. Such uncertainty could cause the market price of our Ordinary Shares to be materially and adversely affected.

Our management monitors the cash position of our operating subsidiary regularly and prepares budgets on a monthly basis to ensure it has the necessary funds to fulfill its obligations for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our chief financial officer and subject to approval by our board of directors.

For ZDAI to transfer cash to its subsidiaries, ZDAI is permitted under the laws of the Cayman Islands to provide funding to our subsidiaries incorporated in the BVI and Hong Kong through loans or capital contributions, provided such funding is in the best interests of ZDAI. ZDAI’s subsidiary formed under the laws of the BVI is permitted under the laws of the BVI to provide funding to our Hong Kong operating subsidiary Primega Construction subject to certain restrictions laid down in the BVI Business Companies Act 2004 (as amended) and memorandum and articles of association of ZDAI’s subsidiary incorporated under the laws of the BVI. As a holding company, ZDAI may rely on dividends and other distributions on equity paid by its subsidiaries for its cash and financing requirements. According to the BVI Business Companies Act 2004 (as amended), a BVI company may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. If any of ZDAI’s subsidiaries incur debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to ZDAI. During the years ended March 31, 2024 and 2023 and up to the date of this prospectus, ZDAI did not declare or pay any dividends and there was no transfer of assets among ZDAI and its subsidiaries. We do not have any current intentions to distribute further earnings. If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Hong Kong operating subsidiary Primega Construction by way of dividend payments. See “Dividend Policy,” and “Consolidated Statements of Change in Shareholders’ Equity in the Report of Independent Registered Public Accounting Firm” for further details.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2025.

You should rely only on the information provided in this prospectus and any applicable prospectus supplement. Neither we nor the Selling Shareholder have authorized anyone to provide you with different information. Neither we nor the Selling Shareholder are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus and any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus, our business, financial condition, results of operations, and prospects may have changed.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-1 that we file with the SEC using a continuous offering process. Under this continuous offering process, the Selling Shareholders may, from time to time, offer and sell up to an aggregate of 17,840,000 Ordinary Share as described in the section titled “Plan of Distribution.”

You should read this prospectus, exhibits filed as part of the registration statement, and the information and documents incorporated by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Where You Can Find Additional Information” in this prospectus.

You should rely only on the information provided in this prospectus, exhibits filed as part of the registration statement, or documents incorporated by reference into this prospectus. We have not authorized anyone to provide you with different information. This prospectus covers offers and sales of our Ordinary Shares only in jurisdictions in which such offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Ordinary Shares. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

This prospectus may be supplemented from time to time to add, update, or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

CONVENTIONS THAT APPLY TO THIS PROSPECTUS

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to:

●	“Articles” or “Articles of Association” are to the amended and restated articles of association of our Company as adopted by a special resolution of our Company passed on July 18, 2024 and effective on July 24, 2024, and as amended, supplemented and/or otherwise modified from time to time;

●	“biodiesel” are to B5 biodiesel, a type of biodiesel blend consisting of 95% pure motor vehicle diesel and 5% motor vehicle biodiesel;

●	“BVI” are to the British Virgin Islands;

●	“C&D materials” are to construction and demolition materials, being any substance, matter or thing which is generated as a result of construction work and abandoned whether or not it has been processed or stockpiled before abandoned. It is a mixture of surplus materials arising from site clearance, excavation, construction, refurbishment, renovation, demolition and road works;

●	“Celestial Power” are to CELESTIAL POWER GROUP LIMITED, a BVI business company limited by shares incorporated in the BVI, a direct wholly owned subsidiary of ZDAI;

●	“Companies Act” are to the Companies Act (Revised) of the Cayman Islands, as amended, supplemented or otherwise modified from time to time;

●	“Company,” “we,” “us,” “our” or “ZDAI” are to Primega Group Holdings Limited, an exempted company incorporated in the Cayman Islands with limited liability on April 14, 2022, that issued the Ordinary Shares being offered;

●	“construction waste” are to any substance, matter or thing that is generated from construction work and abandoned, whether or not it has been processed or stockpiled before being abandoned;

●	“COVID-19” are to the Coronavirus Disease 2019;

●	“ELS” are to excavation and lateral support;

●	“EPD” are to the Environmental Protection Department of the government of Hong Kong;

●	“Exchange Act” are to the U.S. Securities Exchange Act of 1934, as amended;

●	“HKD” or “HK$” are to Hong Kong dollar(s), the lawful currency of Hong Kong;

●	“Hong Kong” are to Hong Kong Special Administrative Region of the People’s Republic of China;

●	“Independent Third Party” are to a person or company who or which is independent of and is not a 5% owner of, does not control and is not controlled by or under common control with any 5% owner and is not the spouse or descendant (by birth or adoption) of any 5% owner of the Company;

●	“IPO” are to an initial public offering of securities;

●	“Macau” are to the Macau Special Administrative Region of the People’s Republic of China;

●	“Memorandum” or “Memorandum of Association” are to the amended and restated memorandum of association of our Company as adopted by a special resolution of our Company passed on July 18, 2024 and effective on July 24, 2024, and as amended, supplemented and/or otherwise modified from time to time;

ii

●	“Nasdaq” are to Nasdaq Stock Market LLC;

●	“Ordinary Shares” are to our ordinary shares, par value $0.00005 per ordinary share;

●	“PCAOB” are to Public Company Accounting Oversight Board;

●	“PRC” or “China” are to the People’s Republic of China including Hong Kong and Macau and, excluding, for the purpose of this prospectus, Taiwan;

●	“pre-IPO shareholders” are to Dusk Moon International Limited, Moss Mist Investment Limited, Primewin Corporate Development Limited and Shun Kai Investment Development Limited;

●	“Primega Construction” are to Primega Construction Engineering Co. Limited, a company incorporated under the laws of Hong Kong with limited liability, an indirect wholly owned subsidiary of ZDAI and our operating subsidiary conducting business operations in Hong Kong;

●	“public fill” are to the recyclable or reusable inert materials of C&D materials, comprising rock, concrete, asphalt, bricks, stones, and soil which can be used as fill materials in reclamation and other earth filling projects;

●	“SEC” or “Securities and Exchange Commission” are the United States Securities and Exchange Commission;

●	“Securities Act” are to the U.S. Securities Act of 1933, as amended;

●	“Selling Shareholders” are to Navigators Capital Management Co., Limited, GLOBALLINK COMMERCE LTD, ZENITH HOTEL MANAGEMENT LTD, GLOBALLINK TRADE LTD, Zhi Ding Group Co., Limited, JD Zhiding Technology Co., Limited, Happiness Technology Co., LTD, Public welfare happiness technology LTD, Innovation Future Technology Co. LTD, CLEVERAI LTD, and Man Siu Ming. See “Principal Shareholders” for more information; and

●	“U.S. dollars” or “$” or “USD” or “dollars” are to United States dollar(s), the lawful currency of the United States.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

ZDAI is a holding company with operations conducted in Hong Kong through its operating subsidiary in Hong Kong, Primega Construction. Primega Construction’s reporting currency is Hong Kong dollars. This prospectus contains translations of Hong Kong dollars into U.S. dollars solely for the convenience of the reader. Unless otherwise noted, all translations from Hong Kong dollars to U.S. dollars and from U.S. dollars to Hong Kong dollars in this prospectus were calculated at the noon buying rate of US$1 = HK$7.8, representing the noon buying rate in The City of New York for cable transfers of HK$ as certified for customs purposes by the Federal Reserve Bank of New York. We make no representation that the HKD or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or HKD, as the case may be, at any particular rate or at all. ZDAI’s fiscal year ends on March 31.

iii

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in our Ordinary Shares. You should read the entire prospectus carefully, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and the related notes thereto and other information that we incorporate by reference herein, including but not limited to, our annual report for the fiscal year ended March 31, 2024 and other SEC reports before making an investment decision. Unless the context otherwise requires, all references to “ZDAI,” “we,” “us,” “our,” the “Company,” and similar designations refer to Primega Group Holdings Limited, an exempted Cayman Islands company and its wholly owned subsidiaries.

Overview

We are a holding company incorporated in the Cayman Islands with operations conducted by our Hong Kong subsidiary, Primega Construction.

As a holding company with no material operations of its own, we conduct our operations in Hong Kong through our operating subsidiary, Primega Construction. Primega Construction is a provider of transportation services that employs environmentally friendly practices with the aim of facilitating reuse of C&D materials and reduction of construction waste. Through Primega Construction, we operate in the Hong Kong construction industry, mainly handling transportation of materials excavated from construction sites. Primega Construction principally provides the following services in Hong Kong (i) soil and rock transportation services; (ii) diesel oil trading; and (iii) construction works, which mainly includes ELS works and bored piling. We generally provide our services as a subcontractor to other construction contractors in Hong Kong.

We generate the majority of our income from soil and rock transportation services provided by Primega Construction, which contributed 62.7 and 88.5% of our total revenue during the years ended March 31, 2024 and 2023, respectively. Primega Construction works with recyclers and other private contractors to repurpose and recycle excavated materials, reducing the volume of construction waste ending up in landfills, while lowering waste disposal fees incurred by its customers.

Competitive Strengths

We believe the following competitive strengths differentiate us from our competitors:

●	We have a fleet of 42 tipper trucks and machinery and a strong network of subcontractors

●	Stable relationships with customers

●	Experienced and professional management team

Our Strategies

We intend to pursue the following strategies to further expand our business:

●	Grow through selected strategic acquisition of machinery

●	Enhance our operations as a construction works subcontractor to undertake excavation works

●	Further enhance our project management capability

Corporate History and Structure

We are a holding company incorporated under the laws of the Cayman Islands on April 14, 2022. Our direct wholly-owned subsidiary is Celestial Power, a British Virgin Islands holding company incorporated on February 22, 2022. We operate our business through Primega Construction, our Hong Kong subsidiary incorporated on July 31, 2018, which is wholly owned by Celestial Power. Primega Construction is principally engaged in soil and rock transportation services in Hong Kong.

In February 2022, Celestial Power was incorporated under the laws of the BVI as the intermediate holding company of ZDAI. One (1) share of Celestial Power, representing its entire issued share capital, was allotted and issued to ZDAI on May 4, 2022.

In April 2022, ZDAI was incorporated under the laws of the Cayman Islands as an exempted company with limited liability, as the holding company of our BVI and Hong Kong subsidiaries.

In June 2022, as part of a reorganization, ZDAI acquired, through Celestial Power, all the shares of Primega Construction from Mr. Man Siu Ming and became the ultimate holding company of Celestial Power and Primega Construction. On April 14, 2022, ZDAI issued 11,249,999 Ordinary Shares to Mr. Man Siu Ming. On July 20, 2022, Mr. Man Siu Ming sold 551,250 Ordinary Shares each to Primewin Corporate Development Limited and Shun Kai Investment Development Limited, respectively. Primewin Corporate Development Limited and Shun Kai Investment Development Limited are wholly owned by Mr. Lau Wing Him Perry and Mr. Chan Wan Yiu, respectively. Primewin Corporate Development Limited was one of our major customers for the years ended March 31, 2021 and 2022, respectively. Mr. Chan Wan Yiu is an employee of Primega Construction, our Hong Kong operating subsidiary. On December 5, 2023, Mr. Man Siu Ming sold 551,250 Ordinary Shares each to Moss Mist Investment Limited and Dusk Moon International Limited, respectively. Moss Mist Investment Limited and Dusk Moon International Limited are wholly owned by Mr. Mohammad Imran Aslam and Ms. Huang Jinni, respectively.

As part of the series of reorganization transactions to be completed before the IPO, a 2-for-1 share split was conducted by the Company on February 28, 2024. After the share split, the authorized share capital of the Company consists of US$50,000 divided into 1,000,000,000 Ordinary Shares, par value US$0.00005 each, and the issued share capital of the Company then consisted of US$1,125 divided into 22,500,000 Ordinary Shares, par value of US$0.00005 each.

On July 24, 2024, the Company closed (1) the IPO of 1,500,000 Ordinary Shares at a public offering price of US$4.00 per Ordinary Share, and (2) the resale by one existing shareholder of the Company of 250,000 Ordinary Shares at a public offering price of US$4.00 per Ordinary Share.

1

On October 7, 2024, the Company issued, in aggregate, 2,400,000 Ordinary Shares, par value US$0.00005 each to four consultants, each an independent third party, as provided under the 2024 Stock Incentive Plan. The 2024 Stock Incentive Plan was registered on Form S-8 on October 2, 2024. None of the consultants had a shareholding of 5% or above.

On April 7, 2025, Mr. Man Siu Ming entered into 10 Share Purchase Agreements (“SPAs”) with each of the Selling Shareholders below respectively. Pursuant to the SPAs, Mr. Man Siu Ming sold an aggregate of 13,464,000 shares to the Selling Shareholders below, the break-down of each of the SPAs is as follows:

Transferee	Number of Shares involved
Navigators Capital Management Co., Limited	1,317,360
GLOBALLINK COMMERCE LTD	1,056,000
ZENITH HOTEL MANAGEMENT LTD	1,056,000
GLOBALLINK TRADE LTD	860,640
Zhi Ding Group Co., Limited	2,587,200
JD Zhiding Technology Co., Limited	1,317,360
Happiness Technology Co., LTD	1,317,360
Public welfare happiness technology LTD	1,317,360
Innovation Future Technology Co. LTD	1,317,360
CLEVERAI LTD	1,317,360

As of the date of this prospectus, 26,400,000 Ordinary Shares were issued and outstanding.

The chart below illustrates our corporate structure and subsidiaries as of the date of this prospectus:

The following table sets forth the breakdown of equity ownership of the Company as of the date of the prospectus:

Shareholders	Number of Ordinary Shares Owned	Percentage of Ordinary Shares Owned
Man Siu Ming	4,376,000	16.58%
Navigators Capital Management Co., Limited	1,317,360	4.99%
GLOBALLINK COMMERCE LTD	1,056,000	4.00%
ZENITH HOTEL MANAGEMENT LTD	1,056,000	4.00%
GLOBALLINK TRADE LTD	860,640	3.26%
Zhi Ding Group Co., Limited	2,587,200	9.80%
JD Zhiding Technology Co., Limited	1,317,360	4.99%
Happiness Technology Co., LTD	1,317,360	4.99%
Public welfare happiness technology LTD	1,317,360	4.99%
Innovation Future Technology Co. LTD	1,317,360	4.99%
CLEVERAI LTD	1,317,360	4.99%
Dusk Moon International Limited	1,102,500	4.18%
Moss Mist Investment Limited	1,102,500	4.18%
Primewin Corporate Development Limited	1,102,500	4.18%
Shun Kai Investment Development Limited	1,102,500	4.18%
Others	4,150,000	15.72%

2

Holding Company Structure

ZDAI is a holding company incorporated in the Cayman Islands with no material operations of its own, and we conduct our operations primarily in Hong Kong through our operating subsidiary Primega Construction. This is an offering of the Ordinary Shares of ZDAI, the holding company incorporated in the Cayman Islands, instead of the shares of the operating subsidiary. Investors in this offering will not directly hold any equity interests in the operating subsidiary.

As a result of our corporate structure, ZDAI’s ability to pay dividends may depend upon dividends paid by our operating subsidiary. If our existing operating subsidiary or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.

Transfers of Cash To and From Our Subsidiaries

Our management monitors the cash position of our operating subsidiary, Primega Construction, regularly and prepares budgets on a monthly basis to ensure it has the necessary funds to fulfill its obligations for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our Chief Financial Officer and subject to approval by our board of directors.

The ability of ZDAI to transfer cash to its subsidiaries is subject to the following: ZDAI is permitted under the laws of the Cayman Islands to provide funding to our subsidiaries incorporated in the BVI and Hong Kong through loans or capital contributions, provided such funding is in the best interests of ZDAI. ZDAI’s subsidiary formed under the laws of the BVI is permitted under the laws of the BVI to provide funding to our Hong Kong operating subsidiary Primega Construction, subject to certain restrictions laid down in the BVI Business Companies Act 2004 (as amended) and memorandum and articles of association of ZDAI’s subsidiary incorporated under the laws of the BVI.

The ability of Celestial Power, the direct subsidiary of ZDAI, to transfer cash to ZDAI is subject to the BVI Business Companies Act 2004 (as amended), pursuant to which Celestial Power may make dividends distribution only to the extent that immediately after the distribution the value of the company’s assets exceeds its liabilities and that the company is able to pay its debts as they fall due.

The ability of Primega Construction to transfer cash to Celestial Power is subject to the Companies Ordinance of Hong Kong, according to which Primega Construction may only make a distribution out of profits available for distribution.

Other than the above, we did not adopt or maintain any cash management policies and procedures as of the date of this prospectus.

During the years ended March 31, 2024 and 2023 and up to the date of this prospectus, ZDAI did not declare or pay any dividends and there was no transfer of assets among ZDAI and its subsidiaries.

If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our subsidiaries by way of dividend payments. ZDAI is permitted under the laws of Cayman Islands and its memorandum and articles of association (as amended from time to time) to provide funding to its subsidiaries through loans or capital contributions, provided such funding is in the best interests of ZDAI. Primega Construction is permitted under the laws of Hong Kong to provide funding to ZDAI through dividend distributions.

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

There are no statutory prohibitions in the Cayman Islands on the granting of financial assistance by a company to another person for the purchase of, or subscription for, its own, its holding company’s or a subsidiary’s shares. Therefore, a company may provide financial assistance provided the directors of the company, when proposing to grant such financial assistance, discharge their duties of care and act in good faith, for a proper purpose and in the interests of the company. Such assistance should be on an arm’s-length basis. Subject to the Companies Act and our Memorandum and Articles of Association, our Company in general meeting may declare dividends in any currency but no dividend shall be declared in excess of the amount recommended by our board of directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. The Cayman Islands does not impose a withholding tax on payments of dividends to shareholders in the Cayman Islands.

According to the BVI Business Companies Act 2004 (as amended), a BVI company may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due.

Under Hong Kong law, dividends could only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves, as permitted under Hong Kong law. Dividends cannot be paid out of share capital. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of Hong Kong dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor there is any restriction on foreign exchange to transfer cash between ZDAI and its subsidiaries, across borders and to U.S. investors, nor there is any restrictions and limitations to distribute earnings from our business and subsidiaries, to ZDAI and U.S. investors and amounts owed. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect to dividends paid by us.

The Initial Public Offering

On July 24, 2024, the Company completed its initial public offering on the National Association of Securities Dealers Automated Quotations (“Nasdaq”). In this offering, 1,500,000 Ordinary Shares were issued at a price of US$4.00 per share. The gross proceeds received by the Company from the initial public offering totalled US$6 million. The Initial Public Offering closed on July 24, 2024 and the Ordinary Shares began trading on July 23, 2024 on The Nasdaq Capital Market under the ticker symbol “ZDAI.”

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Enforceability of Civil Liabilities

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. Substantially all of our assets are located outside the United States. In addition, all of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors.

We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Appleby, our counsel as to the laws of the Cayman Islands has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us based on certain civil liability provisions of the securities laws of the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Appleby has informed us that any final and conclusive judgment for a definite sum (not being a sum payable in respect of taxes or other charges of a like nature nor a fine or other penalty) and/or certain non-monetary judgments rendered in any action or proceedings brought against our Company in a foreign court (other than certain judgments of a superior court of certain states of the Commonwealth of Australia) will be recognized as a valid judgment by the courts of the Cayman Islands without re-examination of the merits of the case. On general principles, we would expect such proceedings to be successful provided that the court which gave the judgment was competent to hear the action in accordance with private international law principles as applied in the Cayman Islands and the judgment is not contrary to public policy in the Cayman Islands, has not been obtained by fraud or in proceedings contrary to natural justice.

Substantially all of our assets are located outside the United States. In addition, all of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons.

Name	Position	Nationality	Residence
Mr. Tan Yu	Director, Chairman of the board	Chinese	Hong Kong
Mr. Man Siu Ming	Director, Chief Executive Officer	Chinese	Hong Kong
Mr. Lau Mei Suen	Chief Financial Officer	Chinese	Hong Kong
Mr. Fang Chenxi	Independent Director	Chinese	Hong Kong
Ms. Jiang Lina	Independent Director	Chinese	Hong Kong
Mr. Zhao Yong	Independent Director	Chinese	Hong Kong

CFN Lawyers, our counsel as to the laws of Hong Kong, has advised us that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

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A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty), and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud, (b) the proceedings in which the judgment was obtained were opposed to natural justice, (c) its enforcement or recognition would be contrary to the public policy of Hong Kong, (d) the court of the United States was not jurisdictionally competent, or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of U.S. courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States.

Summary of Key Risks

Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may materially and adversely affect our business, financial condition, results of operations, cash flows, and prospects that you should consider before making a decision to invest in our Ordinary Shares. These risks are discussed more fully in “Risk Factors.” These risks include, but are not limited to, the following:

Risks Relating to Doing Business in Hong Kong

●	Our operations are in Hong Kong, a special administrative region of the PRC. According to the long-arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares. The PRC government may intervene or impose restrictions on our ability to move money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain. See “Risk Factors — Risks Relating to Doing Business in Hong Kong — Our operations are in Hong Kong, a special administrative region of the PRC. According to the long-arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares. The PRC government may intervene or impose restrictions on our ability to move money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain” on page 20 of this prospectus.

●	There are uncertainties regarding the interpretation and enforcement of PRC and Hong Kong laws, rules, and regulations. See “Risk Factors — Risks Relating to Doing Business in Hong Kong — There are uncertainties regarding the interpretation and enforcement of PRC and Hong Kong laws, rules, and regulations” on page 21 of this prospectus.

●	If the PRC government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless. See “Risk Factors — Risks Relating to Doing Business in Hong Kong — If the PRC government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless” on page 21 of this prospectus.

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●	Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with Hong Kong-based operations, all of which could increase our compliance costs and subject us to additional disclosure requirements. See “Risk Factors — Risks Relating to Doing Business in Hong Kong — Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with Hong Kong-based operations, all of which could increase our compliance costs and subject us to additional disclosure requirements” on page 22 of this prospectus.

●	We may become subject to a variety of PRC laws and other obligations regarding data security offerings that are conducted overseas and/or foreign investment in China-based issuers, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless. See “Risk Factors — Risks Relating to Doing Business in Hong Kong — We may become subject to a variety of PRC laws and other obligations regarding data security offerings that are conducted overseas and/or foreign investment in China-based issuers, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless” on page 23 of this prospectus.

●	Although the audit report included in this prospectus is prepared by U.S. auditors who are currently inspected by the PCAOB, there is no guarantee that future audit reports will be issued by auditors inspected by the PCAOB, and, as such, in the future, investors may be deprived of the benefits of such inspection. Furthermore, trading in our Ordinary Shares may be prohibited under the HFCA Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on December 23, 2022 the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus, reduced the time before the securities may be prohibited from trading or delisted. See “Risk Factors — Risks Relating to Doing Business in Hong Kong — Although the audit report included in this prospectus is prepared by U.S. auditors who are currently inspected by the PCAOB, there is no guarantee that future audit reports will be issued by auditors inspected by the PCAOB, and, as such, in the future, investors may be deprived of the benefits of such inspection. Furthermore, trading in our Ordinary Shares may be prohibited under the HFCA Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on December 23, 2022 the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus, reduced the time before the securities may be prohibited from trading or delisted” on page 24 of this prospectus.

●	The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate and the U.S. House of Representatives all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our offering, business operations, share price, and reputation. See “Risk Factors — Risks Relating to Doing Business in Hong Kong — The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate and the U.S. House of Representatives all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our offering, business operations, share price, and reputation” on page 26 of this prospectus.

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●	The enactment of the Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong. See “Risk Factors — Risks Relating to Doing Business in Hong Kong — The enactment of the Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong subsidiary” on page 27 of this prospectus.

●	If we become subject to the recent scrutiny, criticism, and negative publicity involving U.S.-listed China-based companies, we may have to expend significant resources to investigate and/or defend the matter, which could harm our business operations, this offering, and our reputation and could result in a loss of your investment in our Ordinary Shares, in particular if such matter cannot be addressed and resolved favorably. See “Risk Factors — Risks Relating to Doing Business in Hong Kong — If we become subject to the recent scrutiny, criticism, and negative publicity involving U.S.-listed China-based companies, we may have to expend significant resources to investigate and/or defend the matter, which could harm our business operations, this offering, and our reputation and could result in a loss of your investment in our Ordinary Shares, in particular if such matter cannot be addressed and resolved favorably” on page 27 of this prospectus.

●	A downturn in the Hong Kong, China, or global economy, or a change in economic and political policies of China, could materially and adversely affect our business and financial condition. See “Risk Factors — Risks Relating to Doing Business in Hong Kong — A downturn in the Hong Kong, China, or global economy, or a change in economic and political policies of China, could materially and adversely affect our business and financial condition” on page 27 of this prospectus.

●	Because our business is conducted in Hong Kong dollars and the price of our Ordinary Shares is quoted in U.S. dollars, changes in currency conversion rates may affect the value of your investments. See “Risk Factors — Risks Relating to Doing Business in Hong Kong — Because our business is conducted in Hong Kong dollars and the price of our Ordinary Shares is quoted in U.S. dollars, changes in currency conversion rates may affect the value of your investments” on page 28 of this prospectus.

●	There are political risks associated with conducting business in Hong Kong. See “Risk Factors — Risks Relating to Doing Business in Hong Kong — There are political risks associated with conducting business in Hong Kong” on page 28 of this prospectus.

●	The Hong Kong legal system embodies uncertainties that could limit the availability of legal protections. See “Risk Factors — Risks Relating to Doing Business in Hong Kong — The Hong Kong legal system embodies uncertainties that could limit the availability of legal protections” on page 28 of this prospectus.

●	Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in Hong Kong, where our clients reside. See “Risk Factors — Risks Relating to Doing Business in Hong Kong — Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in Hong Kong, where our clients reside” on page 29 of this prospectus.

Risks Related to Our Corporate Structure

●	We rely on dividends and other distributions on equity paid by our subsidiaries to fund our cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business. See “Risk Factors — Risks Related to Our Corporate Structure — We rely on dividends and other distributions on equity paid by our subsidiaries to fund our cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business” on page 29 of this prospectus.

●	Our internal controls over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business and reputation. See “Risk Factors — Risks Related to Our Corporate Structure — Our internal controls over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business and reputation” on page 30 of this prospectus.

●	Cayman Islands economic substance requirements may have an effect on our business and operations. See “Risk Factors – Risks Related to our Corporate Structure - Cayman Islands economic substance requirements may have an effect on our business and operations” on page 30 of this prospectus.

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Risks Related to Our Business and Industry

●	We have a concentrated customer base and any decrease in the number of projects with our major customers would adversely affect our operations and financial results. See “Risk Factors — Risks Related to Our Business and Industry — We have a concentrated customer base and any decrease in the number of projects with our major customers would adversely affect our operations and financial results” on page 30 of this prospectus.

●	Our revenue mainly relies on successful tenders or acceptance of quotations for soil and rock transportation which are non-recurring in nature and any failure in securing projects from our existing customers and/or new customers in the future would affect our business operation and financial results. See “Risk Factors — Risks Related to Our Business and Industry — Our revenue mainly relies on successful tenders or acceptance of quotations for construction projects which are non-recurring in nature and any failure in securing projects from our existing customers and/or new customers in the future would affect our business operation and financial results” on page 31 of this prospectus.

●	Our operating results are difficult to predict. See “Risk Factors — Risks Related to Our Business and Industry — Our operating results are difficult to predict” on page 31 of this prospectus.

●	Fluctuations in the price or availability of biodiesel oil may adversely affect our financial results. See “Risk Factors — Risks Related to Our Business and Industry — Fluctuations in the price or availability of biodiesel oil may adversely affect our financial results” on page 31 of this prospectus.

●	Primega Construction’s capacity to provide soil and rock transportation services is limited by availability of machinery and equipment. See “Risk Factors — Risks Related to Our Business and Industry — Primega Construction’s capacity to provide soil and rock transportation services is limited by availability of machinery and equipment” on page 31 of this prospectus.

●	Primega Construction depends on third parties for machinery and equipment and supplies essential to operate its business. See “Risk Factors — Risks Related to Our Business and Industry — Primega Construction depends on third parties for equipment and supplies essential to operate its business” on page 31 of this prospectus.

●	Any failure, damage or loss of Primega Construction’s machinery and equipment may adversely affect our operations and financial performance. See “Risk Factors — Risks Related to Our Business and Industry — Any failure, damage or loss of Primega Construction’s machinery and equipment may adversely affect our operations and financial performance” on page 31 of this prospectus.

●	If leakage of biodiesel oil occurs during the transportation process, Primega Construction may be liable for related accidents and our reputation and business operation may be affected. See “Risk Factors — Risks Related to Our Business and Industry — If leakage of biodiesel oil occurs during the transportation process, Primega Construction may be liable for related accidents and our reputation and business operation may be affected” on page 31 of this prospectus

●	Primega Construction’s ability to obtain and maintain biodiesel oil at suitable prices is essential for its biodiesel oil trading. See “Risk Factors — Risks Related to Our Business and Industry — Primega Construction’s ability to obtain and maintain biodiesel oil at suitable prices is essential for its biodiesel oil trading” on page 32 of this prospectus

●	The construction services industry is highly schedule driven, and failure to meet the schedule requirements of contracts could adversely affect our reputation and/or expose us to financial liability. See “Risk Factors — Risks Related to Our Business and Industry — The construction services industry is highly schedule driven, and failure to meet the schedule requirements of contracts could adversely affect our reputation and/or expose us to financial liability” on page 32 of this prospectus.

●	Failure to maintain safe work sites could result in significant losses, which could materially affect our business and reputation. See “Risk Factors — Risks Related to Our Business and Industry — Failure to maintain safe work sites could result in significant losses, which could materially affect our business and reputation” on page 32 of this prospectus.

●	We may not be able to receive the full amount due from customers for contract work and our revenue may fluctuate due to variation orders. See “Risk Factors — Risks Related to Our Business and Industry — We may not be able to receive the full amount due from customers for contract work and our revenue may fluctuate due to variation orders” on page 32 of this prospectus.

●	Primega Construction relies on its subcontractors and suppliers to help complete our projects and to supply the machinery required. See “Risk Factors — Risks Related to Our Business and Industry — Primega Construction relies on its subcontractors and suppliers to help complete our projects and to supply the machinery required” on page 33 of this prospectus.

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●	As Primega Construction from time to time engage subcontractors in its work, it may bear responsibilities for any non-performance, delayed performance, sub-standard performance, or non-compliance of our subcontractors. See “Risk Factors — Risks Related to Our Business and Industry — As Primega Construction from time to time engage subcontractors in its work, it may bear responsibilities for any non-performance, delayed performance, sub-standard performance, or non-compliance of our subcontractors” on page 33 of this prospectus.

●	There is no guarantee that safety measures and procedures implemented at construction sites could prevent the occurrence of industrial accidents of all kinds, which in turn might lead to claims in respect to employees’ compensation, personal injuries, fatal accidents, and/or property damages against us. See “Risk Factors — Risks Related to Our Business and Industry — There is no guarantee that safety measures and procedures implemented at construction sites could prevent the occurrence of industrial accidents of all kinds, which in turn might lead to claims in respect to employees’ compensation, personal injuries, fatal accidents, and/or property damages against us” on page 34 of this prospectus.

●	Primega Construction determines the price of its quotation or tender based on the estimated time and costs to be involved in a project and the actual time and costs incurred may deviate from our estimate due to unexpected circumstances, thereby leading to cost overruns and adversely affecting our operations and financial results. See “Risk Factors — Risks Related to Our Business and Industry — Primega Construction determines the price of its quotation or tender based on the estimated time and costs to be involved in a project and the actual time and costs incurred may deviate from our estimate due to unexpected circumstances, thereby leading to cost overruns and adversely affecting our operations and financial results” on page 34 of this prospectus.

●	Cash inflows and outflows in connection with construction projects may be irregular thus may affect our net cash flow position. See “Risk Factors — Risks Related to Our Business and Industry — Cash inflows and outflows in connection with construction projects may be irregular thus may affect our net cash flow position” on page 34 of this prospectus.

●	Claims in connection with employees’ compensation or personal injuries may arise and affect our reputation and operations. See “Risk Factors — Risks Related to Our Business and Industry — Claims in connection with employees’ compensation or personal injuries may arise and affect our reputation and operations” on page 35 of this prospectus.

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●	Any deterioration in the prevailing market conditions in the construction industry may adversely affect our performance and financial condition. See “Risk Factors — Risks Related to Our Business and Industry — Any deterioration in the prevailing market conditions in the construction industry may adversely affect our performance and financial condition” on page 35 of this prospectus.

●	Primega Construction is dependent on its key executives, management team and professional staff. See “Risk Factors — Risks Related to Our Business and Industry — Primega Construction is dependent on its key executives, management team and professional staff” on page 35 of this prospectus.

●	Primega Construction may be unable to obtain sufficient funding on terms acceptable, or at all. See “Risk Factors — Risks Related to Our Business and Industry — Primega Construction may be unable to obtain sufficient funding on terms acceptable, or at all” on page 36 of this prospectus.

●	The insurance coverage of Primega Construction may be inadequate to protect it from potential losses. See “Risk Factors — Risks Related to Our Business and Industry — The insurance coverage of Primega Construction may be inadequate to protect it from potential losses” on page 36 of this prospectus.

●	We may be subject to litigation, arbitration, or other legal proceeding risk. See “Risk Factors — Risks Related to Our Business and Industry — We may be subject to litigation, arbitration, or other legal proceeding risk” on page 36 of this prospectus.

●	Primega Construction relies on its customers and subcontractors for the provision of machinery and equipment at construction sites. See “Risk Factors — Risks Related to Our Business and Industry — Primega Construction relies on its customers and subcontractors for the provision of machinery and equipment at construction sites” on page 36 of this prospectus.

●	Primega Construction relies on a stable workforce to carry out its construction projects. If Primega Construction or its subcontractors experience any shortage of labor, industrial actions, strikes, or material increase in labor costs, our operations and financial results would be adversely affected. See “Risk Factors — Risks Related to Our Business and Industry — Primega Construction relies on a stable workforce to carry out its construction projects. If Primega Construction or its subcontractors experience any shortage of labor, industrial actions, strikes, or material increase in labor costs, our operations and financial results would be adversely affected” on page 37 of this prospectus.

●	We may be unable to successfully implement our future business plans and objectives. See “Risk Factors — Risks Related to Our Business and Industry — We may be unable to successfully implement our future business plans and objectives” on page 37 of this prospectus.

●	A sustained outbreak of the COVID-19 pandemic could have a material adverse impact on our business, operating results, and financial condition. See “Risk Factors — Risks Related to Our Business and Industry — A sustained outbreak of the COVID-19 pandemic could have a material adverse impact on our business, operating results, and financial condition” on page 37 of this prospectus.

●	A severe or prolonged downturn in the global economy could materially and adversely affect our business and results of operations. See “Risk Factors — Risks Related to Our Business and Industry — A severe or prolonged downturn in the global economy could materially and adversely affect our business and results of operations” on page 38 of this prospectus.

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Risks Related to Our Ordinary Shares

●	An active trading market for our Shares may not be sustained. See “Risk Factors — Risks Related to Our Ordinary Shares — An active trading market for our Shares may not be sustained” on page 39 of this prospectus.

●	The trading price of our Ordinary Shares may be volatile, which could result in substantial losses to you. See “Risk Factors — Risks Related to Our Ordinary Shares — The trading price of our Ordinary Shares may be volatile, which could result in substantial losses to you” on page 39 of this prospectus.

●	Our pre-IPO shareholders will be able to sell their Ordinary Shares subject to restrictions under Rule 144. See “Risk Factors — Risks Related to Our Ordinary Shares — Our pre-IPO shareholders will be able to sell their Ordinary Shares subject to restrictions under Rule 144” on page 40 of this prospectus.

●	Our directors, officers, and principal shareholders have significant voting power and may take actions that may not be in the best interests of our other shareholders. See “Risk Factors — Risks Related to Our Ordinary Shares — Our directors, officers, and principal shareholders have significant voting power and may take actions that may not be in the best interests of our other shareholders” on page 40 of this prospectus.

●	Our board of directors may decline to register the transfer of Ordinary Shares in certain circumstances. See “Risk Factors — Risks Related to Our Ordinary Shares — Our board of directors may decline to register the transfer of Ordinary Shares in certain circumstances” on page 41 of this prospectus.

●	Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud. See “Risk Factors — Risks Related to Our Ordinary Shares — Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud” on page 42 of this prospectus.

●	We do not intend to pay dividends for the foreseeable future. See “Risk Factors — Risks Related to Our Ordinary Shares — We do not intend to pay dividends for the foreseeable future” on page 42 of this prospectus.

●	Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our Ordinary Share price or trading volume to decline. See “Risk Factors — Risks Related to Our Ordinary Shares — Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our Ordinary Share price or trading volume to decline” on page 42 of this prospectus.

●	Certain judgments obtained against us by our shareholders may not be enforceable. See “Risk Factors — Risks Related to Our Ordinary Shares — Certain judgments obtained against us by our shareholders may not be enforceable” on page 42 of this prospectus.

●	You may have more difficulty protecting your interests than you would as a shareholder of a U.S. corporation. See “Risk Factors — Risks Related to Our Ordinary Shares — You may have more difficulty protecting your interests than you would as a shareholder of a U.S. corporation” on page 43 of this prospectus.

●	We are a foreign private issuer within the meaning of the rules under the Exchange Act, and, as such, we are exempt from certain provisions applicable to U.S. domestic public companies. See “Risk Factors — Risks Related to Our Ordinary Shares — We are a foreign private issuer within the meaning of the rules under the Exchange Act, and, as such, we are exempt from certain provisions applicable to U.S. domestic public companies” on page 44 of this prospectus.

●	As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards. See “Risk Factors — Risks Related to Our Ordinary Shares — As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards” on page 44 of this prospectus.

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●	We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses. See “Risk Factors — Risks Related to Our Ordinary Shares — We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses” on page 44 of this prospectus.

●	There can be no assurance that we will not be a passive foreign investment company (“PFIC”), for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of our Ordinary Shares. See “Risk Factors — Risks Related to Our Ordinary Shares — There can be no assurance that we will not be a passive foreign investment company (“PFIC”), for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of our Ordinary Shares” on page 44 of this prospectus.

●	We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements. See “Risk Factors — Risks Related to Our Ordinary Shares — We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements” on page 45 of this prospectus.

●	We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.” See “Risk Factors — Risks Related to Our Ordinary Shares — We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company” on page 45 of this prospectus.

●	As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders. See “Risk Factors — Risks Related to Our Ordinary Shares — As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders” on page 46 of this prospectus.

●	The Selling Shareholders could sell his interests in us to a third party in a private transaction, which may result in you not realizing any change-of-control premium on your shares and subject us to the influence of a currently unknown third party. See “Risk Factors — Risks Related to Our Ordinary Shares — The Selling Shareholders could sell his interests in us to a third party in a private transaction, which may result in you not realizing any change-of-control premium on your shares and subject us to the influence of a currently unknown third party.” on page 46 of this prospectus.

●	The trading price of our Ordinary Shares could be subject to rapid and substantial volatility, and such volatility may make it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares. See “Risk Factors — Risks Related to Our Ordinary Shares and This Offering — The trading price of our Ordinary Shares could be subject to rapid and substantial volatility, and such volatility may make it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares” on page 39 of this prospectus.

Recent Regulatory Developments in the PRC

The PRC government recently initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. For example, on July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. Also, on July 10, 2021, the CAC issued a revised draft of the Measures for Cybersecurity Review for public comments (the “Revised Draft”), which required that, in addition to “operators of critical information infrastructure,” any “data processor” controlling personal information of no less than one million users that seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and it further elaborated the factors to be considered when assessing the national security risks of the relevant activities.

The Revised Draft remains unclear as to whether a Hong Kong company shall be subject to its provisions. We do not currently expect the Revised Draft to have an impact on our business, operations, or this offering, as we do not believe that Primega Construction is deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, which are required to file for cybersecurity review before listing in the United States, because (i) Primega Construction is incorporated and operating in Hong Kong, and the Revised Draft remains unclear whether it shall be applied to a Hong Kong company; (ii) Primega Construction operates without any subsidiary nor VIE structure in mainland China; (iii) as of date of this prospectus, Primega Construction has not collected any personal information of PRC individual clients; and (iv) as of the date of this prospectus, Primega Construction has not been informed by any PRC governmental authority of any requirement that it files for a cybersecurity review. However, there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If the Revised Draft is adopted into law in the future and if Primega Construction is deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, Primega Construction’s operation and the listing of our Ordinary Shares in the United States could be subject to CAC’s cybersecurity review in the future.

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On December 28, 2021, the CAC published the revised Cybersecurity Review Measures (“CRM”), which further restates and expands the applicable scope of the cybersecurity review. The revised CRM took effect on February 15, 2022, and replaced the Revised Draft issued on July 10, 2021. Pursuant to the revised CRM, if a network platform operator holding personal information of over one million users seeks for “foreign” listing, it must apply for the cybersecurity review. In addition, operators of critical information infrastructure purchasing network products and services are also obligated to apply for the cybersecurity review for such purchasing activities. Although the CRM provides no further explanation on the extent of “network platform operator” and “foreign” listing, we do not believe we are obligated to apply for a cybersecurity review pursuant to the revised CRM, considering that (i) we are not in possession of or otherwise holding personal information of over one million users, and it is also very unlikely that we will reach such threshold in the near future; and (ii) as of the date of this prospectus, we have not received any notice or determination from applicable PRC governmental authorities identifying it as a critical information infrastructure operator.

On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, which came into effect on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated No.1 to No.5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, or collectively, the Guidance Rules and Notice. The Trial Measures, together with the Guidance Rules and Notice, reiterate the basic supervision principles as reflected in the Draft Overseas Listing Regulations by providing substantially the same requirements for filings of overseas offering and listing by domestic companies, yet made the following updates compared to the Draft Overseas Listing Regulations: (a) further clarification of the circumstances prohibiting overseas issuance and listing; (b) further clarification of the standard of indirect overseas listing under the principle of substance over form, and (c) adding more details of filing procedures and requirements by setting different filing requirements for different types of overseas offering and listing. Pursuant to the Trial Measures, the Guidance Rules and Notice, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC within three working days following its submission of initial public offerings or listing application.

As of the date of this prospectus, our registered public offering in the United States is not subject to the review or prior approval of the CAC nor the CSRC. We do not intend to seek approval of this offering form the CAC or the CSRC. Uncertainties still exist, however, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. It is uncertain whether the PRC government will adopt additional requirements or extend the existing requirements to apply to our operating subsidiary located in Hong Kong. Any future action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

Since these statements and regulatory actions by the PRC government are newly published, their interpretation, application and enforcement to companies located in Hong Kong remains unclear and there also remains significant uncertainty as to the enactment, interpretation and implementation of other regulatory requirements related to overseas securities offerings and other capital markets activities,; our ability to offer, or continue to offer, securities to investors would be potentially hindered and the value of our securities might significantly decline or become worthless, by existing or future laws and regulations relating to its business or industry or by intervene or interruption by PRC governmental authorities, if (i) we or our subsidiaries do not receive or maintain such filings, permissions or approvals required by the PRC government, (ii) inadvertently conclude that such filings, permissions or approvals are not required, (iii) applicable laws, regulations, or interpretations change and we are required to obtain such filings, permissions or approvals in the future, or (iv) any intervention or interruption is caused by PRC governmental with little or no advance notice.

On December 27, 2021, the National Development and Reform Commission (“NDRC”) and the Ministry of Commerce jointly issued the Special Administrative Measures for Entry of Foreign Investment (Negative List) (2021 Version) (“Negative List”), which became effective and replaced the previous version. Pursuant to the Negative List, if a PRC company, which engages in any business where foreign investment is prohibited under the Negative List, or prohibited businesses seeks an overseas offering or listing, it must obtain the approval from competent governmental authorities. Based on a set of Q&A published on the NDRC’s official website, a NDRC official indicated that after a PRC company submits its application for overseas listing to the CSRC and where matters relating to prohibited businesses under the Negative List are implicated, the CSRC will consult the regulatory authorities having jurisdiction over the relevant industries and fields. Because the Draft Overseas Listing Regulations are currently in draft form and given the novelty of the Negative List, there remain substantial uncertainties as to whether and what requirements, including filing requirements, will be imposed on a PRC company with respect to its listing and offerings overseas as well as with the interpretation and implementation of existing and future regulations in this regard.

Our operating subsidiary may collect and store certain data from our clients in Hong Kong, in connection with our business and operations. Given that (1) our operating subsidiary is incorporated and located in Hong Kong; (2) we have no subsidiary, VIE structure, nor any direct operations in mainland China; and (3) pursuant to the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong), and we do not currently expect the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law, and the Draft Overseas Listing Regulations to have an impact on our business, operations, or this offering, as we do not believe that our operating subsidiary is deemed to be an “Operator” that is required to file for cybersecurity review before listing in the United States because (i) our operating subsidiary is incorporated in Hong Kong and operates in Hong Kong without any subsidiary or VIE structure in mainland China, and each of the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law, and the Draft Overseas Listing Regulations remains unclear whether it shall be applied to a company based in Hong Kong; (ii) as of date of this prospectus, our operating subsidiary has neither collected nor stored any personal information of PRC individuals; (iii) all of the data our operating subsidiary has collected is stored in servers located in Hong Kong; and (iv) as of the date of this prospectus, our operating subsidiary has not been informed by any PRC governmental authority of any requirement that it file for a cybersecurity review or a CSRC review.

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Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond or what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on ZDAI’s daily business operations, its ability to accept foreign investments, and the listing of our Ordinary Shares on a U.S. or other foreign exchange. There remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If the Draft Overseas Listing Regulations are adopted into law in the future and becomes applicable to our operating subsidiary, if any of our operating subsidiary is deemed to be an “Operator,” or if the Measures for Cybersecurity Review (2021) or the PRC Personal Information Protection Law becomes applicable to our operating subsidiary, the business operation of our operating subsidiary and the listing of our Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or CSRC Overseas Issuance and Listing review in the future. If the applicable laws, regulations, or interpretations change and our operating subsidiary becomes subject to the CAC or CSRC review, we cannot assure you that our operating subsidiary will be able to comply with the regulatory requirements in all respects, and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. If our operating subsidiary fails to receive or maintain such permissions or if the required approvals are denied, our operating subsidiary may become subject to fines and other penalties that may have a material adverse effect on our business, operations, and financial condition and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

Additionally, due to long-arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. We are also subject to the risks of uncertainty about any future actions the PRC government or authorities in Hong Kong may take in this regard.

Should the PRC government choose to exercise significant oversight and discretion over the conduct of our business, they may intervene in or influence our operations.

Such governmental actions:

●	could result in a material change in our operations;

●	could hinder our ability to continue to offer securities to investors; and

●	may cause the value of our Ordinary Shares to significantly decline or be worthless.

Permission Required from Hong Kong and PRC Authorities

As of the date of this prospectus, Primega Construction has received all requisite licenses and approvals for the operation of its business in Hong Kong. As of the date of this prospectus, Primega Construction is not required to obtain any permission or approval from Hong Kong authorities to issue our Ordinary Shares to foreign investors. We are also not required to obtain permissions or approvals from any PRC authorities before listing in the United States and to issue our Ordinary Shares to foreign investors, including the CSRC, the CAC, or any other governmental agency that is required to approve our operations.

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However, in the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and that we are required to obtain such permissions or approvals, (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face sanctions by the CSRC, the CAC, or other PRC regulatory agencies.

Recent PCAOB Developments

On May 20, 2020, the U.S. Senate passed the HFCA Act, which includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The U.S. House of Representatives passed the HFCA Act on December 2, 2020, and the HFCA Act was signed into law on December 18, 2020. Pursuant to the HFCA act, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor cannot be inspected by the PCAOB for three consecutive years, and this ultimately could result in our Ordinary Shares being delisted.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above.

On June 22, 2021, the U.S. Senate passed a bill that, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two years.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act, which took effect on January 10, 2022. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, the PCAOB issued a Determination Report, which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China of the PRC or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong.

Our auditor, ZH CPA, LLC, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. ZH CPA, LLC is headquartered in Denver, Colorado, and can be inspected by the PCAOB.

On August 26, 2022, CSRC, the MOF, and the PCAOB signed the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the an exemption from the rule that a majority of our board of directors must be independent directors; unfettered ability to transfer information to the SEC.

On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination.

On December 23, 2022, the Accelerating HFCA Act, was signed into law, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to Accelerating HFCA Act, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.

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Implication of Being a Controlled Company

We are currently a “controlled company” within the meaning of the Nasdaq Stock Market Rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

For so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	An exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Although we currently do not rely on the “controlled company” exemption under the Nasdaq listing rules, if we elected to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors after we complete this offering. See “Risk Factors — Risks Related to Our Ordinary Shares and This Offering — As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders.”

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), enacted in April 2012, and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements, and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our Ordinary Shares pursuant to this offering. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion, or we issue more than $1 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

We are a foreign private issuer as defined by the SEC. As a result, in accordance with the rules and regulations of The Nasdaq Stock Market LLC, we may comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

●	Exemption from filing quarterly reports on Form 10-Q or provide current reports on Form 8-K disclosing significant events within four days of their occurrence.

●	Exemption from Section 16 rules regarding sales of Ordinary Shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

●	Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

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Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Corporate Information

Our principal executive office is located at Room 2912, 29/F., New Tech Plaza, 34 Tai Yau Street, San Po Kong, Kowloon, Hong Kong. Our telephone number is (+852) 3997 3682. Our registered office in the Cayman Islands is located at the office of Appleby Global Services (Cayman) Limited, 71 Fort Street, PO Box 500, George Town, Grand Cayman, KY1–1106, Cayman Islands.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

Impact of COVID-19

Since late December 2019, the outbreak of COVID-19 spread rapidly throughout China and later to the rest of the world. On January 30, 2020, the International Health Regulations Emergency Committee of the World Health Organization declared the outbreak a “Public Health Emergency of International Concern” (“PHEIC”), and later on March 11, 2020, a global pandemic. The COVID-19 outbreak has led governments across the globe to impose a series of measures intended to contain its spread, including border closures, travel bans, quarantine measures, social distancing, and restrictions on business operations and large gatherings. From 2020 to the middle of 2021, COVID-19 vaccination programs had been greatly promoted around the globe, however several types of COVID-19 variants emerged in different parts of the world.

Supply chain disruptions have become a major challenge for the global economy since the start of the COVID-19 pandemic. These shortages and supply-chain disruptions are significant and widespread. Lockdowns in several countries across the world, labor shortages, robust demand for tradable goods, disruptions to logistics networks, and capacity constraints have resulted in increases in freight costs and delivery times. Primega Construction’s customers are mainly construction contractors which are reliant on the availability of construction materials and supplies, and as such may suffer from plant closures and supply shortages across the extended supply network. Supply chain issues may delay or halt the progress or commencement of construction projects.

In addition, multiple infected cases within a construction site may result in shortage of labor and in more serious cases may cause a temporary halt in the site’s construction operation for a few days. Hence, our productivity and progress may also be negatively affected.

Furthermore, our business may be adversely affected if concerns relating to COVID-19 continue to restrict travel, or result in the Company’s personnel, vendors, and services providers being unavailable to pursue their business objectives free of COVID-19 related restrictions. The extent to which COVID-19 impacts our business in the future will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concerns continue for an extended period of time, our ability to pursue our business objectives may be materially adversely affected. In addition, our ability to raise equity and debt financing, which may be adversely impacted by COVID-19 and other events, including as a result of increased market volatility, decreased market liquidity and third-party financing became unavailable on terms acceptable to us or at all.

Any future impact on our results of operations will depend on, to a large extent, future developments and new information that may emerge regarding the duration and severity of the COVID-19 pandemic and the actions taken by government authorities and other entities to contain the spread or treat its impact, almost all of which are beyond our control. Given the general slowdown in economic conditions globally and volatility in the capital markets, as well as the general negative impact of the COVID-19 outbreak on the construction industry, we cannot assure you that we will be able to maintain the growth rate we have experienced or projected. We will continue to closely monitor the situation throughout 2025 and beyond.

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The Offering

Securities that may be offered and sold from time to time by the Selling Shareholder:	17,840,000 Ordinary Shares

Terms of the offering:	The Selling Shareholders will determine when and how they will dispose of the Ordinary Shares registered under this prospectus for resale.

Number of Ordinary Shares outstanding before this offering:	26,400,000 Ordinary Shares.

Number of Ordinary Shares outstanding after this offering:	26,400,000 Ordinary Shares

Use of proceeds:	We will not receive any proceeds from the sale of Ordinary Shares by the Selling Shareholders

Listing	Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “ZDAI.”

Risk factors:	Investing in our Ordinary Shares is highly speculative and involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 19.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “goal,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements and opinions contained in this prospectus are based upon information available to us as of the date of this prospectus and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Forward-looking statements include statements about:

●	timing of the development of future business;

●	capabilities of our business operations;

●	expected future economic performance;

●	competition in our market;

●	continued market acceptance of our services and products;

●	changes in the laws that affect our operations;

●	inflation and fluctuations in foreign currency exchange rates;

●	our ability to obtain and maintain all necessary government certifications, approvals, and/or licenses to conduct our business;

●	continued development of a public trading market for our securities;

●	the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations;

●	managing our growth effectively;

●	projections of revenue, earnings, capital structure, and other financial items;

●	fluctuations in operating results;

●	dependence on our senior management and key employees; and

●	other factors set forth under “Risk Factors”.

You should refer to the section titled “Risk Factors” for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus forms a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Ordinary Shares, you should consider carefully the risks set forth in our Annual Report on Form 20-F for the year ended March 31, 2024 on file with the SEC, which is incorporated by reference into this prospectus, as well as the risk factors described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Ordinary Shares to decline, resulting in a loss of all or part of your investment. The following disclosure is intended to highlight, update or supplement previously disclosed risk factors facing the Company set forth in the Company’s public filings. These risk factors should be carefully considered along with any other risk factors identified in the Company’s other filings with the SEC.

Such risks are not exhaustive. We may face additional risks that are presently unknown to us or that we believe to be immaterial as of the date of this prospectus. Known and unknown risks and uncertainties may significantly impact and impair our business operations primarily through our subsidiaries in Hong Kong.

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Risks Relating to Doing Business in Hong Kong

Our operations are in Hong Kong, a special administrative region of the PRC. According to the long-arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares. The PRC government may intervene or impose restrictions on our ability to move money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

ZDAI is a holding company and we conduct our operations in Hong Kong through Primega Construction. Hong Kong is a special administrative region of the PRC. As of the date of this prospectus, we are not materially affected by recent statements by the PRC government indicating an intention to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers. However, due to certain long-arm provisions in the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China as they may affect Hong Kong. The PRC government may choose to exercise additional oversight and discretion over Hong Kong, and the policies, regulations, rules, and the enforcement of laws of the PRC government to which we are subject may change rapidly and with little advance notice to us or our shareholders. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system are by their very nature uncertain.

In addition, these PRC laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, which may result in inconsistency with our current policies and practices. New laws, regulations, and other government directives in the PRC may also be costly to comply with, and such compliance, any associated inquiries or investigations, or any other government actions may:

●	delay or impede our development;

●	result in negative publicity or increase our operating costs;

●	require significant management time and attention; and

●	subject us to remedies, administrative penalties, and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

We are aware that recently the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon the PRC legislative or administrative regulation making bodies will respond or what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, or what the potential impact that any such modified or new laws and regulations would have on our daily business operation, the ability to accept foreign investments and list on a U.S. or other foreign exchange.

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The PRC government may intervene or influence our operations at any time and may exert more control over offerings conducted overseas and foreign investment in Hong Kong-based issuers, which may result in a material change in our operations and/or the value of our Ordinary Shares. For example, there is currently no restriction or limitation under the laws of Hong Kong on the conversion of Hong Kong dollar into foreign currencies and the transfer of currencies out of Hong Kong and the laws and regulations of the PRC on currency conversion control do not currently have any material impact on the transfer of cash between the ultimate holding company and the operating subsidiary in Hong Kong. However, the PRC government may, in the future, impose restrictions or limitations on our ability to move money out of Hong Kong to distribute earnings and pay dividends to and from the other entities within our organization or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our operating subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact our ability to conduct our business could require us to change certain aspects of our business to ensure compliance; decrease demand for our services; reduce revenues; increase costs; require us to obtain more licenses, permits, approvals, or certificates; or subject us to additional liabilities. To the extent any new or more stringent measures are implemented, our business, financial condition, and results of operations could be adversely affected and the value of our Ordinary Shares could decrease or become worthless.

There are uncertainties regarding the interpretation and enforcement of PRC and Hong Kong laws, rules, and regulations.

A substantial majority of our operations are conducted in Hong Kong, and are mainly governed by Hong Kong laws, rules, and regulations. The legal system in Hong Kong is a common law system, based on a combination of English common law, local cases and local legislation. However, our Hong Kong operating subsidiary Primega Construction may become subject to laws, rules, and regulations applicable to foreign investment in China. The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions may be cited for reference but have limited precedential value. These laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement could be unpredictable with little advance notice, which could result in a material change in our operations and/or the value of our Ordinary Shares.

In 1979, the PRC government began to promulgate a comprehensive system of laws, rules, and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly enhanced the protections afforded to various forms of foreign investment in China. However, China has not developed a fully integrated legal system, and recently enacted laws, rules, and regulations may not sufficiently cover all aspects of economic activities in China or may be subject to significant degrees of interpretation by PRC regulatory agencies. In particular, because these laws, rules, and regulations are relatively new, and because of the limited number of published decisions and the non-binding nature of such decisions, and because the laws, rules, and regulations often give the relevant regulator significant discretion in how to enforce them, the interpretation and enforcement of these laws, rules, and regulations involve uncertainties and can be inconsistent and unpredictable. In addition, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all, and which may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until after the occurrence of the violation.

Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems.

If the PRC government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

Recent statements by the PRC government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China based issuers. On July 10, 2021, for comments from the public, the CAC issued the Measures for Cybersecurity Review (the “Revised Draft”), which required that, among others, in addition to “operator of critical information infrastructure” any “data processor” controlling personal information of no less than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. Pursuant to Article 6 of the Revised Draft, companies holding data or more than one million users must apply for cybersecurity approval when seeking overseas listings because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.” On December 28, 2021, the CAC published the revised Cybersecurity Review Measures (“CRM”), which further restates and expands the applicable scope of the cybersecurity review. The revised CRM took effect on February 15, 2022, and replaced the Revised Draft issued on July 10, 2021. Pursuant to the revised CRM, if a network platform operator holding personal information of over one million users seeks for “foreign” listing, it must apply for the cybersecurity review. Our business belongs to the construction industry, which does not involve the collection of user data, implicate cybersecurity, or involve any other type of restricted industry. As a result, the likelihood of us being subject to the review of the CAC is remote.

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On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, which came into effect on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated No.1 to No.5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, or collectively, the Guidance Rules and Notice. The Trial Measures, together with the Guidance Rules and Notice, reiterate the basic supervision principles as reflected in the Draft Overseas Listing Regulations by providing substantially the same requirements for filings of overseas offering and listing by domestic companies, yet made the following updates compared to the Draft Overseas Listing Regulations: (a) further clarification of the circumstances prohibiting overseas issuance and listing; (b) further clarification of the standard of indirect overseas listing under the principle of substance over form, and (c) adding more details of filing procedures and requirements by setting different filing requirements for different types of overseas offering and listing. Pursuant to the Trial Measures, the Guidance Rules and Notice, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC within three working days following its submission of initial public offerings or listing application.

As of the date of this prospectus, our registered public offering in the United States is not subject to the review or prior approval of the CAC nor the CSRC. We do not intend to seek approval of this offering from the CAC or the CSRC. Uncertainties still exist, however, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. It is uncertain whether the PRC government will adopt additional requirements or extend the existing requirements to apply to our operating subsidiary located in Hong Kong. Any future action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

In the event that (i) the PRC government expands the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC such that we are required to obtain such permissions or approvals; or (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations, significantly limit or completely hinder our ability to offer our Ordinary Shares to investors, and cause the value of such Shares to significantly decline or become worthless.

Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with Hong Kong-based operations, all of which could increase our compliance costs and subject us to additional disclosure requirements.

Currently, Hong Kong has a separate legal system from mainland China, and it has its legislative framework and judiciary independent of that of the PRC government. Nonetheless, the recent regulatory developments in China, in particular with respect to restrictions on China-based companies raising capital offshore, may lead to additional regulatory review in China over our financing and capital raising activities in the United States. In addition, we may be subject to industry-wide regulations that may be adopted by the relevant PRC authorities, which may have the effect of limiting our service offerings, restricting the scope of our operations in Hong Kong, or causing the suspension or termination of our business operations in Hong Kong entirely. We may have to adjust, modify, or completely change our business operations in response to adverse regulatory changes or policy developments, and we cannot assure you that any remedial action adopted by us can be completed in a timely, cost efficient, or liability-free manner or at all.

On July 30, 2021, in response to the recent regulatory developments in China and actions adopted by the PRC government, the Chairman of the SEC issued a statement asking the SEC staff to seek additional disclosures from offshore issuers associated with China-based operating companies (including Hong Kong) before their registration statements will be declared effective. On August 1, 2021, the CSRC issued a statement saying that it had taken note of the new disclosure requirements announced by the SEC regarding the listings of Chinese companies and the recent regulatory development in China, and that both countries should strengthen communications on regulating China-related issuers. Since we operate in Hong Kong, we cannot guarantee that we will not be subject to tightened regulatory review and we could be exposed to government interference from China.

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We may become subject to a variety of PRC laws and other obligations regarding data security offerings that are conducted overseas and/or foreign investment in China-based issuers, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition, and results of operations and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

On June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China” (“PRC Personal Information Protection Law”), which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of China that is carried out outside of China where (1) such processing is for the purpose of providing products or services for natural persons within China, (2) such processing is to analyze or evaluate the behavior of natural persons within China, or (3) there are any other circumstances stipulated by related laws and administrative regulations.

On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, which came into effect on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated No.1 to No.5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, or collectively, the Guidance Rules and Notice. The Trial Measures, together with the Guidance Rules and Notice, reiterate the basic supervision principles as reflected in the Draft Overseas Listing Regulations by providing substantially the same requirements for filings of overseas offering and listing by domestic companies, yet made the following updates compared to the Draft Overseas Listing Regulations: (a) further clarification of the circumstances prohibiting overseas issuance and listing; (b) further clarification of the standard of indirect overseas listing under the principle of substance over form, and (c) adding more details of filing procedures and requirements by setting different filing requirements for different types of overseas offering and listing. Pursuant to the Trial Measures, the Guidance Rules and Notice, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC within three working days following its submission of initial public offerings or listing application.

On December 28, 2021, the CAC jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022, and replaced the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operators (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

Given that (1) our operating subsidiary is incorporated in Hong Kong or the BVI and are located in Hong Kong; (2) we have no subsidiary, VIE structure, nor any direct operations in mainland China; and (3) pursuant to the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong), we do not currently expect the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law, the Draft Overseas Listing Regulations, the Trial Measures, the Guidance Rules and Notice, have an impact on our business, operations, or this offering. Our belief is grounded on the following: (1) we do not believe that our operating subsidiary falls within the definition of an “Operator” that is required to file for cybersecurity review before listing in the United States, because (2) our operating subsidiary is incorporated in Hong Kong and operates in Hong Kong without any subsidiary or VIE structure in mainland China and each of the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law, and the Draft Overseas Listing Regulations, the Trial Measures, the Guidance Rules and Notice remains unclear whether it shall be applied to a company based in Hong Kong; (3) as of the date of this prospectus, our operating subsidiary has neither collected nor stored personal information of any PRC individuals; (4) all of the data our operating subsidiary has collected is stored in servers located in Hong Kong; and (5) as of the date of this prospectus, our Operating Subsidiary has not been informed by any PRC governmental authority of any requirement that it file for a cybersecurity review or a CSRC review.

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However, since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation-making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our operating subsidiary, their respective abilities to accept foreign investments and the listing of our Ordinary Shares on a U.S. or other foreign exchanges. There remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If the Draft Overseas Listing Regulations are adopted into law in the future and becomes applicable to our operating subsidiary, if our operating subsidiary is deemed an “Operator” that is required to file for cybersecurity review before listing in the United States, or if the Measures for Cybersecurity Review (2021) or the PRC Personal Information Protection Law becomes applicable to our operating subsidiary, the business operation of our operating subsidiary and the listing of our Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or CSRC Overseas Issuance and Listing review in the future. If our operating subsidiary becomes subject to the CAC or CSRC review, we cannot assure you that our operating subsidiary will be able to comply with the regulatory requirements in all respects, and the current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. In the event of a failure to comply, our operating subsidiary may become subject to fines and other penalties that may have a material adverse effect on our business, operations, and financial condition and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

Although the audit report included in this prospectus is prepared by U.S. auditors who are currently inspected by the PCAOB, there is no guarantee that future audit reports will be issued by auditors inspected by the PCAOB and, as such, in the future investors may be deprived of the benefits of such inspection. Furthermore, trading in our securities may be prohibited under the HFCA Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on December 23, 2022 the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus, reduced the time before the securities may be prohibited from trading or delisted.

The audit report included in this prospectus was issued by ZH CPA, LLC, a U.S.-based accounting firm that is registered with the PCAOB and can be inspected by the PCAOB. We have no intention of dismissing ZH CPA, LLC in the future or of engaging any auditor not based in the U.S. and not subject to regular inspection by the PCAOB. There is no guarantee, however, that any future auditor engaged by the Company would remain subject to full PCAOB inspection during the entire term of our engagement. The PCAOB is currently unable to conduct inspections without the approval of the PRC authorities. Currently, our U.S. auditor’s audit work for us can be inspected by the PCAOB, and we have no operations in mainland China. However, if there is significant change to current political arrangements between mainland China and Hong Kong, companies operated in Hong Kong like us may face similar regulatory risks as those operated in PRC, and we cannot assure you that our auditor’s audit work for us will continue to be able to be inspected by the PCAOB. If it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected by the PCAOB could result in a lack of assurance that our financial statements and disclosures are adequate and accurate.

Inspections of other auditors conducted by the PCAOB outside mainland China have at times identified deficiencies in those auditors’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The lack of PCAOB inspections of audit work undertaken in mainland China prevents the PCAOB from regularly evaluating auditors’ audits and their quality control procedures. As a result, if any component of our auditor’s work papers become located in mainland China in the future, such work papers will not be subject to inspection by the PCAOB. As a result, investors would be deprived of such PCAOB inspections, which could result in limitations or restrictions to our access of the U.S. capital markets.

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As part of a continued regulatory focus in the United States on access to audit and other information currently protected by national law, in particular mainland China’s, in June 2019, a bipartisan group of lawmakers introduced bills in both houses of the U.S. Congress that, if passed, would require the SEC to maintain a list of issuers for which PCAOB is not able to inspect or investigate the audit work performed by a foreign public accounting firm for such issuers completely. The proposed Ensuring Quality Information and Transparency for Abroad-Based Listings on our Exchanges Act prescribes increased disclosure requirements for these issuers and, beginning in 2025, the delisting from U.S. national securities exchanges such as the Nasdaq of issuers included on the SEC’s list for three consecutive years. It is unclear if this proposed legislation will be enacted. Furthermore, there have been recent deliberations within the U.S. government regarding potentially limiting or restricting China-based companies from accessing U.S. capital markets.

On May 20, 2020, the U.S. Senate passed the HFCA Act, which includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The U.S. House of Representatives passed the HFCA Act on December 2, 2020, and the HFCA Act was signed into law on December 18, 2020. Additionally, in July 2020, the U.S. President’s Working Group on Financial Markets issued recommendations for actions that can be taken by the executive branch, the SEC, the PCAOB or other federal agencies and department with respect to Chinese companies listed on U.S. stock exchanges and their audit firms, in an effort to protect investors in the United States. In response, on November 23, 2020, the SEC issued guidance highlighting certain risks (and their implications to U.S. investors) associated with investments in China-based issuers and summarizing enhanced disclosures the SEC recommends China-based issuers make regarding such risks.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements in the HFCA Act. On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to public companies whose stock is registered with the SEC and are identified by the SEC as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and whose audit work that the PCAOB is unable to inspect or investigate. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year under a process to be subsequently established by the SEC. The final amendments require any identified registrant to submit documentation to the SEC establishing that the registrant is not owned or controlled by a government entity in the public accounting firm’s foreign jurisdiction, and they also require, among other things, disclosure in the registrant’s annual report regarding the audit arrangements of, and government influence on, such registrants. Pursuant to the HFCA act, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor cannot be inspected by the PCAOB for three consecutive years, and this ultimately could result in our Ordinary Shares being delisted.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its audit work cannot be inspected when its auditor is subject to PCAOB inspections for two consecutive years instead of three and, thus, would reduce the time before our Ordinary Shares may be prohibited from trading or delisted.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCA Act, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction in connection with their audit works because of a position taken by one or more authorities in that jurisdiction.

On November 5, 2021, the SEC approved the PCAOB’s Rule 6100, Board Determinations Under the HFCA Act. Rule 6100 provides a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations.

On August 26, 2022, CSRC, the MOF, and the PCAOB signed the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. There can be no assurance that we will be able to comply with requirements imposed by U.S. regulators if there is significant change to current political arrangements between mainland China and Hong Kong or if any component of our auditor’s work papers become located in mainland China in the future. Delisting of our Ordinary Shares would force holders of our Ordinary Shares to sell their Ordinary Shares. The market price of our Ordinary Shares could be adversely affected as a result of anticipated negative impacts of these executive or legislative actions, regardless of whether these executive or legislative actions are implemented and regardless of our actual operating performance. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. On December 23, 2022, the Accelerating HFCA Act, was signed into law, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to Accelerating HFCA Act, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.

Our registered public accounting firm, ZH CPA, LLC, is not headquartered in mainland China or Hong Kong, and was not identified in this report as a firm subject to the PCAOB’s determination.

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The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. Future developments in respect to increasing U.S. regulatory access to audit information are uncertain, as the legislative developments are subject to the legislative process and the regulatory developments are subject to the rule-making process and other administrative procedures.

The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate and the U.S. House of Representatives all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our offering, business operations, share price, and reputation.

U.S. public companies with substantially all of their operations in China (including in Hong Kong) have been the subject of intense scrutiny, criticism, and negative publicity by investors, financial commentators, and regulatory agencies, such as the SEC. Much of the scrutiny, criticism, and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies, or a lack of adherence thereto and, in many cases, allegations of fraud.

On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting continued challenges faced by the U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China, reiterating past SEC and PCAOB statements on matters including the difficulty associated with inspecting accounting firms and audit work papers in China and higher risks of fraud in emerging markets and the difficulty of bringing and enforcing SEC, Department of Justice and other U.S. regulatory actions, including in instances of fraud, in emerging markets generally.

On May 20, 2020, the U.S. Senate passed the HFCA Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the HFCA Act.

On May 21, 2021, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in a “Restrictive Market”; (ii) prohibit Restrictive Market companies from directly listing on Nasdaq Capital Market, and only permit them to list on Nasdaq Global Select or Nasdaq Global Market in connection with a direct listing; and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

As a result of this scrutiny, criticism, and negative publicity, the traded stock of many U.S.-listed Chinese companies sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism, and negative publicity will have on us, our offerings, business, and our share price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our company. This situation will be costly and time consuming and distract our management from developing our growth. If such allegations are not proven to be groundless, we and our business operations will be severely affected and you could sustain a significant decline in the value of our share.

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The enactment of the Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong operating subsidiary.

On June 30, 2020, the Standing Committee of the PRC National People’s Congress adopted the Hong Kong National Security Law. This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offenses — secession, subversion, terrorist activities, and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, former U.S. President Donald Trump signed the Hong Kong Autonomy Act (“HKAA”) into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020, the U.S. government imposed HKAA-authorized sanctions on 11 individuals, including the then HKSAR chief executive, Carrie Lam, and, John Lee, who succeeded to HKSAR chief executive on July 1, 2022. On October 14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under HKAA, identifying persons materially contributing to “the failure of the Government of China to meet its obligations under the Joint Declaration or the Basic Law.” In July 2021, President Joe Biden warned investors about the risks of doing business in Hong Kong, issuing an advisory saying China’s push to exert more control over Hong Kong threatens the rule of law and endangers employees and data. The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect the foreign financial institutions as well as any third parties or customers dealing with any foreign financial institution that are targeted. It is difficult to predict the full impact of the Hong Kong National Security Law and HKAA on Hong Kong and companies located in Hong Kong. If our subsidiaries are determined to be in violation of the Hong Kong National Security Law or the HKAA by competent authorities, our business operations could be materially and adversely affected.

On March 23, 2024, the Hong Kong government has enacted the Safeguarding National Security Ordinance (“SNSO”), which is a domestic security legislation under Article 23 of the Basic Law, to prohibit four types of offenses, including secession, subversion, terrorist activities and collusion with a foreign country or with external elements to endanger national security, as well as other offences relating to the endangering of national security, which has been considered as having further significantly undermined the autonomy of Hong Kong. It is difficult for us to predict the degree of adverse impact of the legislation of the SNSO on Hong Kong or our business in Hong Kong. However, in any event, since all of our operations are based in Hong Kong, any change of the political arrangements between Hong Kong and the PRC may pose an adverse impact to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our customers.

If we become subject to the recent scrutiny, criticism, and negative publicity involving U.S.-listed China-based companies, we may have to expend significant resources to investigate and/or defend the matter, which could harm our business operations, this offering, and our reputation and could result in a loss of your investment in our Ordinary Shares, in particular if such matter cannot be addressed and resolved favorably.

During the last several years, U.S.-listed companies that have substantially all of their operations in China have been the subject of intense scrutiny by investors, financial commentators, and regulatory agencies. Much of the scrutiny has centered on financial and accounting irregularities and mistakes, lack of effective internal controls over financial reporting, and, in many cases, allegations of fraud. As a result of the scrutiny, the publicly traded stock of many U.S.-listed Chinese companies that have been the subject of such scrutiny has sharply decreased in value. Many of these companies are now subject to shareholder lawsuits and/or SEC enforcement actions that are conducting internal and/or external investigations into the allegations.

If we become the subject of any such scrutiny, whether any allegations are true or not, we may have to expend significant resources to investigate such allegations and/or defend the Company. Such investigations or allegations would be costly and time consuming and likely would distract our management from our normal business and could result in our reputation being harmed. Our stock price could decline because of such allegations, even if the allegations are false.

A downturn in the Hong Kong, China, or the global economy, or a change in economic and political policies of China, could materially and adversely affect our business and financial condition.

Our business may be influenced to a significant degree by political, economic, and social conditions in Hong Kong and China generally. The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange, and allocation of resources. While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but they may have a negative effect on us.

Economic conditions in Hong Kong and China are sensitive to global economic conditions. Any prolonged slowdown in the global or Chinese economy may affect potential clients’ confidence in financial market as a whole and have a negative impact on our business, results of operations, and financial condition. Additionally, continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

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Because our business is conducted in Hong Kong dollars and the price of our Ordinary Shares is quoted in U.S. dollars, changes in currency conversion rates may affect the value of your investments.

Our business is conducted in Hong Kong through our operating subsidiary; our books and records are maintained in Hong Kong dollars, which is the currency of Hong Kong; and the financial statements that we file with the SEC and provide to our shareholders are presented in U.S. dollars. Changes in the exchange rate between the Hong Kong dollar and U.S. dollar affect the value of our assets and the results of our operations in U.S. dollars. The value of the Hong Kong dollar against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in the Hong Kong’s political and economic conditions and perceived changes in the economy of Hong Kong and the United States. Any significant revaluation of the Hong Kong dollar may materially and adversely affect our cash flows, revenue, and financial condition.

Since 1983, Hong Kong dollars have been pegged to the U.S. dollars at the rate of approximately HK$7.80 to US$1.00. We cannot assure you that this policy will not be changed in the future. If the pegging system collapses and Hong Kong dollars suffer devaluation, the Hong Kong dollar cost of our expenditures denominated in foreign currency may increase. This would in turn adversely affect the operations and profitability of our business.

There are political risks associated with conducting business in Hong Kong.

Any adverse economic, social, and/or political conditions, material social unrest, strike, riot, civil disturbance, or disobedience, as well as significant natural disasters, may affect the market and the business operations of the Company. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative, and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” However, there is no assurance that there will not be any changes in the economic, political, and legal environment in Hong Kong in the future. Since our operation is based in Hong Kong, any change of such political arrangements may pose immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

Under the Basic Law, Hong Kong is exclusively in charge of its internal affairs and external relations, while the government of the PRC is responsible for its foreign affairs and defense. As a separate customs territory, Hong Kong maintains and develops relations with foreign states and regions. Based on certain recent development, including the Hong Kong National Security Law issued by the Standing Committee of the PRC National People’s Congress in June 2020, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China and, at the time, President Trump signed an executive order and HKAA to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from mainland China. These and other recent actions may represent an escalation in political and trade tensions involving the United States, China, and Hong Kong, which could potentially harm our business.

Given the relatively small geographical size of Hong Kong, any of such incidents may have a widespread effect on our business operations, which could in turn adversely and materially affect our business, results of operations, and financial condition. It is difficult to predict the full impact of the HKAA on Hong Kong and companies with operations in Hong Kong like us. Furthermore, legislative or administrative actions in respect to China-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of our Ordinary Shares could be adversely affected.

The Hong Kong legal system embodies uncertainties that could limit the availability of legal protections.

Hong Kong is a Special Administrative Region of the PRC. Following British colonial rule from 1842 to 1997, China assumed sovereignty under the “one country, two systems” principle. The Hong Kong Special Administrative Region’s constitutional document, the Basic Law, ensures that the current political situation will remain in effect for 50 years. The laws previously in force in Hong Kong, that is, the common law, rules of equity, ordinances, subordinate legislation and customary law are maintained. Hong Kong has enjoyed the freedom to function with a high degree of autonomy for its affairs, including currencies, immigration and customs operations, and its independent judiciary system and parliamentary system. On July 14, 2020, the United States signed an executive order to end the special status enjoyed by Hong Kong post-1997. As the autonomy currently enjoyed may be compromised, it could potentially impact Hong Kong’s common law legal system and may, in turn, bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our business and operations. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our clients.

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Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in Hong Kong, where our customers reside.

Political events, international trade disputes, and other business interruptions could harm or disrupt international commerce and the global economy, and they could have a material adverse effect on us and our customers, our service providers, and our other partners. International trade disputes could result in tariffs and other protectionist measures that may materially and adversely affect our business.

Tariffs could increase the cost of the services and products, which could affect customers’ investment decisions. In addition, political uncertainty surrounding international trade disputes and the potential of their escalation to trade war and global recession could have a negative effect on customer confidence, which could materially and adversely affect our business. We also may have access to fewer business opportunities, and our operations may be negatively impacted as a result. In addition, the current and future actions or escalations by either the United States or China that affect trade relations may cause global economic turmoil and potentially have a negative impact on our markets, our business, or our results of operations, as well as the financial condition of our clients, and we cannot provide any assurances as to whether such actions will occur or the form that they may take.

Risks Related to Our Corporate Structure

We rely on dividends and other distributions on equity paid by our subsidiaries to fund our cash and financing requirements, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.

ZDAI is a holding company, and we rely on dividends and other distributions on equity paid by our subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and to service any debt we may incur. We do not expect to pay cash dividends in the foreseeable future. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

ZDAI is permitted under the laws of Cayman Islands to provide funding to our subsidiaries through loan or capital contributions without restrictions on the amount of the funds, provided such funding is in the best interests of ZDAI. Our board of directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from the operating entities, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors.

According to the BVI Business Companies Act 2004 (as amended), a BVI company may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect to dividends paid by us. Any limitation on the ability of our Hong Kong subsidiary to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Any limitation on the ability of our subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

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Our internal controls over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business and reputation.

Prior to our initial public offering, we were a private company with limited accounting personnel and other resources to address our internal controls and procedures. Accordingly, we will be in a continuing process of developing, establishing, and maintaining internal controls and procedures that will allow our management to report on, and our independent registered public accounting firm to attest to, our internal controls over financial reporting if and when required to do so under Section 404 of the Sarbanes-Oxley Act of 2002.

As a company with less than US$1.235 billion in revenue for the fiscal year of 2023, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting.

This prospectus does not include a report of management’s assessment regarding internal control over financial reporting or an attestation report by our independent registered public accounting firm due to a transition period established by rules of the SEC for newly listed public companies.

Cayman Islands economic substance requirements may have an effect on our business and operations.

The Cayman Islands enacted the International Tax Co-operation (Economic Substance) Act (as revised) of the Cayman Islands (the “ES Act”) together with the Guidance Notes published by the Cayman Islands Tax Information Authority from time to time. Under the ES Act, if a company is considered to be a “relevant entity” and is conducting one or more of the nine “relevant activities”, then such company is required to comply with the economic substance requirements in relation to the relevant activity from July 1, 2019. All companies whether a relevant entity or not is required to file an annual report with the Registrar of Companies of the Cayman Islands confirming whether or not it is carrying on any relevant activities and if it is, it would be required to satisfy an economic substance test.

Risks Related to Our Business and Industry

We have a concentrated customer base and any decrease in the number of projects with our major customers would adversely affect our operations and financial results.

For the years ended March 31, 2024 and 2023, a significant portion of our revenue was derived from a small number of customers. Our largest customers, which each contributed more than 10% of our revenue, accounted for approximately 88.88% and 88.26% of our total revenue for the years ended March 31, 2024 and 2023, respectively. For the same period, our largest customer was Customer C and Customer B, each an independent third party, which accounted for approximately 34.44% and 42.67% of our revenue, respectively.

Chi Yip Eng. & (Trans.) Company Limited (“Chi Yip”), a related party, was one of our major customers for the years ended March 31, 2023. Income from soil and rock transportation services rendered to Chi Yip amounted to approximately US$2,830,435 of our revenue, accounting for approximately 25.40% of our total revenues for the period. Primega Construction also provided site management services to Chi Yip, which contributed approximately US$39,184 for the year ended March 31, 2023. Such income from site management services is recorded under other income. Primega Construction ceased to provide soil and rock transportation and site management services to Chi Yip during the and recorded no revenue from Chi Yip for the year ended March 31, 2024.

The soil and rock transportation projects of our operating subsidiary are on a project-by-project basis, and we do not enter into any long-term service agreements with customers. There is no assurance that Primega Construction will be able to retain its customers upon expiry of the contract period or that they will maintain their current level of business with us in the future. If there is a significant decrease in the number of projects or size of projects in terms of contract sums awarded by major customers for whatever reason, and if we are unable to obtain suitable projects of a comparable size and quantity as replacement, our financial conditions and operating results would be materially and adversely affected. In addition, if any of the major customers of Primega Construction experiences any liquidity problem, it may result in delay or default in settling progress payments to us, which in turn will have an adverse impact on our cash flow and financial condition. We cannot guarantee that Primega Construction will be able to diversify its customer base by obtaining a significant number of new projects from our existing and potential customers.

Our business is subject to the risk of non-payment or delayed payment by our customers, including related parties, which could adversely affect our financial condition and results of operations.

We have significant accounts receivable due from major customers, which includes our related party. As of March 31, 2024 and 2023, our largest customers, each having contributed more than 10% of our revenue, accounted for an aggregate of approximately 79.47% and 91.29% of our accounts receivables, respectively. Accounts receivables due from our related party, Chi Yip, accounted for 7.4% and 32.82% of our consolidated accounts receivables for the same periods, respectively.

The ability of these parties, including our related parties, to pay their obligations may be adversely affected by changes in their financial condition or other factors. We may experience difficulty collecting accounts receivable due to disputes or financial difficulties of these customers, which could result in write-offs or bad debt expense, which may have a material adverse effect on our financial condition, and results of operations.

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Our revenue mainly relies on successful tenders or acceptance of quotations for soil and rock transportation projects that are non-recurring in nature, and any failure in securing projects from our existing customers and/or new customers in the future would affect our business operation and financial results.

Primega Construction secures its soil and rock transportation projects mainly through a competitive tender or quotation process and was awarded each contract on a non-recurring basis. Primega Construction does not have any long-term commitment with its customers, and the customers have no obligation to award any new projects to us. As such, we cannot assure that existing customers or potential customers will invite Primega Construction to participate in their tendering processes or submit quotations, or that Primega Construction will be able to secure projects from them in the future. Upon completion of our contracts on hand, in the event that we are unable to receive new tender or quotation invitations or be awarded new contracts, our business in general and our results of operations and financial performance may be adversely and materially affected.

Our operating results are difficult to predict.

Revenue from our operating segments have varied significantly in the past and may continue to do so in the future. Factors that cause our operating results to be unpredictable include other factors described under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Key Factors that Affect Results of Operations” of this prospectus. Any of the foregoing factors, or any other factors discussed elsewhere herein, could have a material adverse effect on our business, financial condition and results of operations that could adversely affect our share price.

Fluctuations in the price or availability of biodiesel oil may adversely affect our financial results.

Biodiesel oil represents a significant portion of our operational costs. An increase in fuel prices would directly increase the cost of operating our sizeable fleet of tipper trucks, as well as the cost of engaging other subcontractors to provide transportation. If Primega Construction is unable to increase the tender prices for its soil and rock transportation projects to cover the increased fuel costs, our profitability may be adversely affected. Fuel costs can fluctuate significantly and is subject to many economic and political factors that are beyond our control, including political instability in oil-producing regions and the global geopolitical landscape. In the event of a significant rise in fuel prices, our related costs may increase and our gross profit may decrease if we are unable to adopt any effective cost control measures or pass on the rising costs to our customers.

Primega Construction’s capacity to provide soil and rock transportation services is limited by availability of machinery and equipment.

Primega Construction requires tipper trucks and drivers to carry out its soil and rock transportation services. As of the date of this prospectus, Primega Construction has 42 tipper trucks available for our projects. Our directors estimate the average utilization rates for tipper trucks for the years ended March 31, 2024 and 2023 was approximately 95%. Excluding down time for repair and maintenance, the utilization rate is estimated to be close to 100%. The high utilization rate required Primega Construction to rent trucks from third parties and engage subcontractors to provide transportation from time to time, and re-schedule the delivery requests made by its project teams for the use of the trucks.

There is no certainty that we will be able to successfully rent trucks from third parties or engage subcontractors to provide transportation, to do so at a competitive rate, or successfully re-schedule requests from our project sites without affecting the fulfillment of our projects. Furthermore, Primega Construction’s expansion and growth in the earthworks sector is limited by the number of its tipper trucks and excavation machines. The inability of Primega Construction to increase our fleet of tipper trucks and machinery would expose us to associated risks in areas of our business expansion, our contract fulfillment and impact our costs and profitability.

Primega Construction depends on third parties for machinery and equipment and supplies essential to operate its business.

Primega Construction relies on suppliers and subcontractors to lease machinery and equipment to us and provide transportation services for its customers to support its operations. We cannot assure you that our favorable working relationships with our suppliers and subcontractors will continue in the future. As Primega Construction does not sign any long term contracts with its suppliers and subcontractors, there is no assurance that they will be able to continue to provide equipment and services at acceptable prices or that it can maintain our relationship with them in the future. In the event that any of the major suppliers and subcontractors are unable to provide the required equipment and services and we are unable to engage alternative providers on similar terms, or the costs for such equipment and services increase substantially, our business and profitability could be materially and adversely affected.

Any failure, damage or loss of Primega Construction’s machinery and equipment may adversely affect our operations and financial performance.

Primega Construction’s soil and rock transportation services rely on machinery and equipment. If Primega Construction fails to remain attentive to and invest in suitable site equipment to cope with any latest development in such market trends or demands and to cater to different needs and requirements of different customers, overall competitiveness of our operating subsidiary and thus our financial performance and operation results may be adversely affected.

In addition, there is no assurance that Primega Construction’s machinery and equipment will not be damaged or lost as a result of, among others, improper operation, accidents, fire, adverse weather conditions, theft or robbery. Machinery and equipment may also break down or fail to function normally due to wear and tear or mechanical or other issues. If any failed, damaged or lost site equipment cannot be repaired and/or replaced in a timely manner, our operations and financial performance could be adversely affected.

If leakage of biodiesel oil occurs during the transportation process, Primega Construction may be liable for related accidents and our reputation and business operation may be affected.

Primega Construction delivers biodiesel oil to its customers using diesel tank wagons. Primega Construction’s diesel tang wagon picks up the required quantity of biodiesel oil from the oil depots designated by its suppliers for delivery to its customers. Biodiesel oil is pumped from our diesel tank wagon directly to the drums or containers designated by customers. Oil leakage may occur during the transportation process. Leakage of biodiesel oil or other hazardous substances can cause health and environmental risks, including pollution, and can cause fire and explosions. If an accident occurs, Primega Construction will be liable and subject to potential claims, penalty and criminal prosecution. In such event, our reputation and business operations may be adversely affected.

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Primega Construction’s ability to obtain and maintain biodiesel oil at suitable prices is essential for our biodiesel oil trading.

Primega Construction’s ability to obtain and maintain suitable pricing for its services is essential. The price Primega Construction charges customers for its biodiesel oil is determined based on a cost-plus approach with mark-up determined based on two main factors, namely (i) the purchase cost of biodiesel oil from wholesalers, and (ii) the delivery location of the customer. If the cost of biodiesel oil increases significantly, Primega Construction may not be able to pass the increase in cost fully to its customers, which will put significant pressure on the demand for our biodiesel oil and our profit margins from sale of biodiesel oil.

The construction services industry is highly schedule driven, and failure to meet the schedule requirements of contracts could adversely affect our reputation and/or expose us to financial liability.

In some instances, including in the case of many of fixed unit price contracts, of Primega Construction, it guarantees that it will complete a project by a certain date. Any failure to meet contractual schedule or completion requirements set forth in the contracts could subject us to responsibility for costs resulting from the delay, generally in the form of contractually agreed-upon liquidated damages, liability for Primega Construction’s customer’s actual costs arising out of its delay, reduced profits or a loss on that project, damage to our reputation, and a material adverse impact to our financial position.

Failure to maintain safe work sites could result in significant losses, which could materially affect our business and reputation.

Because employees of Primega Construction and other parties on site are often in close proximity with mechanized equipment, moving vehicles, chemical substances, and dangerous manufacturing processes, our construction and maintenance sites are potentially dangerous workplaces. Therefore, safety is a primary focus of our business and is critical to our reputation and performance. Many of the clients require that Primega Construction meet certain safety criteria to be eligible to bid on contracts, and some of the contract fees or profits are subject to satisfying safety criteria. Unsafe work conditions also can increase employee turnover, which increases project costs and, therefore, our overall operating costs. If Primega Construction fails to implement safety procedures or implement ineffective safety procedures, employees could be injured, and we or Primega Construction could be exposed to investigations and possible litigation. Primega Construction and our failure to maintain adequate safety standards through safety programs could also result in reduced profitability or the loss of projects or clients.

We may not be able to receive the full amount due from customers for contract work, and our revenue may fluctuate due to variation orders.

Our revenue from construction contracts is recognized when our construction work is performed. Should any of our customers delay or fail to release our progress payments according to the agreed payment terms, our cash flow and working capital positions may be materially and adversely affected. If it is unable to do so, our results of operation, liquidity, and financial position may be adversely affected.

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Furthermore, the aggregate amount of revenue that Primega Construction is able to derive from a project may deviate from the original contract sum specified in the relevant contract for the project due to variations (including addition, modification, or cancellation of certain contract work) instructed by its customers from time to time during the course of project execution. As such, there is no assurance that the amount of revenue derived from the projects will not be substantially different from the original contract sum as specified in the relevant contracts, and our financial condition may be adversely affected by any decrease in our revenue as a result of variation orders.

Primega Construction relies on its subcontractors and suppliers to help complete our projects and to supply the machinery required.

In line with the usual practice of the construction industry in Hong Kong, Primega Construction engages third-party subcontractors to perform a portion of the work instead of retaining a large pool of labor with different skill sets to maximize our cost efficiency and flexibility. As is customary in the industry, subcontractors are informally engaged, with services rendered invoiced and settled periodically. Primega Construction also relies on its subcontractors for supply of machinery required for carrying out its operations. Our total subcontracting charges accounted for a significant portion of our cost of sales for the years ended March 31, 2024 and 2023.

Apart from the effect of any significant increase in the subcontracting costs that may impact our profitability, we or our operating subsidiary may also be exposed to other legal liabilities if we are not able to monitor the performance of our subcontractors, or if our subcontractors violate any laws, rules, or regulations in relation to health and safety matters. We are further exposed to risks associated with any non-performance, delayed performance, or sub-standard performance by our subcontractors or their respective employees and may incur additional costs or be subject to liability due to delay in schedule or defect in the work of the subcontractors or if there is any accident-causing personal injuries or death to the subcontractors’ employees. These events may adversely impact our profitability, financial performance, and reputation, as well as result in litigation or damages claims.

In addition, Primega Construction’s subcontractors may not always be readily available when its needs for subcontracting arise, and there is no assurance that we would be able to maintain good working relationships with our subcontractors in the future. Since we have not entered into any long-term service agreement with the subcontractors, they are not obliged to work for us in future projects on similar terms and conditions. There is no assurance that we would be able to find suitable alternative subcontractors that meet our project needs and requirements to complete the projects, which would in turn adversely affect our performance capacity and financial results.

Further, pursuant to the Employment Ordinance under Hong Kong law, a main contractor, or a main contractor and every superior subcontractor, is jointly and severally liable to pay any wages that become due to an employee who is employed by a subcontractor on any work that the subcontractor has contracted to perform, if such wages are not paid within the period specified in the Employment Ordinance. Our operations and, hence, our financial position may be adversely affected if any of our subcontractors violates its obligations to pay its employees.

As Primega Construction from time to time engage subcontractors in its work, it may bear responsibilities for any non-performance, delayed performance, sub-standard performance, or non-compliance of our subcontractors.

Primega Construction subcontracts certain portions of its projects, such as piling construction, reinforcement fixing, concreting work, to its subcontractors who are independent third parties. Subcontracting may expose us to risks associated with non-performance, delayed performance, or sub-standard performance by our subcontractors. As a result, Primega Construction may experience deterioration in the quality or delivery of its work, incur additional costs due to the delays, suffer a higher price in sourcing the services, equipment or supplies in default, or be subject to liability under the relevant projects. Such events could impact upon our profitability, financial performance, and reputation, or result in litigation or damage claims.

There is no assurance that Primega Construction would be able to monitor the performance of its subcontractors as directly and efficiently as with our own staff. If the subcontractors fail to meet requirements, Primega Construction may experience delay in project completion, quality issues concerning the work done, or non-performance by subcontractors. Consequently, significant time and costs may be incurred to carry out remedial actions, which would in turn adversely affect the profitability and reputation of our business and result in litigation or damage claims against us or our operating subsidiary. If the subcontractors violate any laws, rules, or regulations, Primega Construction may also be held liable for their violations and be subject to claims for losses and damages if such violations result in any personal injuries and/or property damages.

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In addition, subcontractors of Primega Construction may not always be readily available whenever needed, and there is no assurance that Primega Construction would be able to maintain good working relationships with its sub-contractors in the future. As of the date of this prospectus, Primega Construction has not entered into any long-term service agreement with its subcontractors. Further, there is no assurance that Primega Construction would be able to find suitable alternative subcontractors that meet its project needs and requirements to complete the projects, which would in turn adversely affect our operations and financial results.

An increase in waste disposal fees may lead to changes in the industry and intensified competition.

Effective from April 1, 2024, the waste disposal charges applicable to disposal of construction waste at public fill reception facilities, sorting facilities and landfills will substantially increase. For details, please refer to the section titled “Regulations - Regulations Related to Environmental Protection - Waste Disposal Ordinance (Chapter 354 of the Laws of Hong Kong)”. Although our customers are directly responsible for the waste disposal charges, the implementation of increasingly higher disposal fees may indirectly affect the industry in which we operate. Customers that engage directly in foundation and site formation works that possess the relevant expertise may seek to control costs by handling waste disposal in-house. Those customers continuing to outsource waste disposal services may actively seek more cost-effective options to mitigate the impact of the increased fees. This may include exploring and evaluating additional service providers or negotiating for lower rates. Other subcontractors offering competing services may undercut our tenders and quotations to secure more projects, which could affect the success rate of our tenders as well as our project margins. The increase in such fees may also lead to customers seeking alternative waste management solutions to mitigate the impact of the increased government charges. The adoption of alternative waste management solutions may divert customers away from utilizing our services, leading to a decrease in Primega Construction’s customer base and results of operations.

There is no guarantee that safety measures and procedures implemented at construction sites could prevent the occurrence of industrial accidents of all kinds, which in turn might lead to claims in respect to employees’ compensation, personal injuries, fatal accidents, and/or property damages against us.

Primega Construction has adopted certain work safety measures and procedures for its staff and the subcontractors’ staff. Primega Construction relies on its staff to oversee the implementation of safety measures and procedures, and we cannot guarantee that all of the safety measures and procedures are strictly adhered to at any time, nor can we assure you that the safety measures and procedures are sufficient to prevent the occurrence of industrial accidents of all kinds. If the safety measures and procedures implemented at the construction sites are insufficient or not strictly adhered to, it may result in industrial accidents that would in turn lead to claims in respect to employees’ compensation, personal injuries, fatal accidents, and/or property damage against us.

Primega Construction determines the price of its quotation or tender based on the estimated time and costs to be involved in a project and the actual time and costs incurred may deviate from our estimate due to unexpected circumstances, thereby leading to cost overruns and adversely affecting our operations and financial results.

Primega Construction determines the price of its quotation or tender based on estimated cost plus a certain mark-up margin. The actual time and costs incurred, however, may be adversely affected by various factors, including (i) the specifications, underground conditions, and difficulties of the project; (ii) the duration of the project; (iii) the site locations and the conditions and risk of adjacent building structures; (iv) unfavorable weather conditions; and (v) the resources availability. Significant changes in any of these or other relevant factors may lead to delay in completion or costs overrun by us, and there is no assurance that the actual time and costs incurred would match our initial estimate. As the contracts between Primega Construction and its customers were generally fixed-price contracts or re-measurement contracts for which our unit prices stated in the bill of quantities are fixed and without any price adjustment clause, once it agrees on the quotation or tender price with the customer, it will generally have to bear any additional costs incurred. Such delays, cost overruns, or mismatch of actual time and costs with the estimates may cause our profitability to be lower than what we expected or may expose Primega Construction to litigation or claims from customers in case of delays, thereby adversely affecting our operations and financial results.

Furthermore, the contracts Primega Construction entered into normally contain specific completion schedule requirements and liquidated damages provisions (i.e., Primega Construction may have to pay its customers liquidated damages if Primega Construction or its subcontractors do not meet the schedules). Liquidated damages are typically levied at an agreed rate for each day of delay that is owing to the default. Primega Construction may need to pay liquidated damages resulting from any failure to meet the completion schedule requirements of its contracts, to the extent that its customers do not grant it a time extension. This may reduce or diminish our expected profit and cash inflow from the relevant contracts.

Cash inflows and outflows in connection with construction projects may be irregular and, thus, may affect our net cash flow position.

In a construction project, cash outflows for payment of certain operating expenditures may not align with progress payments to be received during the relevant periods. In general, Primega Construction does not receive any prepayment from its customers. Nevertheless, during the commencement of a project, Primega Construction may incur various costs, including: (i) purchase costs of construction materials and supplies, (ii) rental costs for machinery, and (iii) settlement of our workers’ salaries and our subcontractors’ fees, while progress payments will be paid after our construction work commences and is certified by the customers and/or architects or consultants engaged by the customers. Accordingly, the cash inflows and outflows for a particular project may fluctuate as the construction work progresses. If, during any particular period of time, there exists too many projects that require substantial cash outflow while we have significantly less cash inflows during that period, our cash flow position may be adversely affected.

Further, Primega Construction is subject to credit risks of its customers and its liquidity is dependent on its customers making prompt progress payments due to Primega Construction. Primega Construction relies on cash inflow from customers to meet its payment obligation to its suppliers and subcontractors, which is dependent on prompt settlement of progress payment by its customers. As such, we may record a significant cash outflow in the event that Primega Construction takes up too many capital-intensive projects during a particular period of time.

We cannot assure you that Primega Construction will be able to recover all or any part of the amounts due from its customers or Primega Construction will be able to collect all or any part of the trade receivables from its customers within the agreed credit terms or at all. Further, in the event that disputes arise between Primega Construction and the main contractor or customer in relation to variation orders, there is a possibility that it may take a longer time than the credit period offered to collect payments. Any failure by the customers to make payments on time and in full may lead to mismatch in cash flows, which will negatively affect our cash flow position and affect (i) the ability to repay suppliers and subcontractors; and (ii) tendering decisions, as Primega Construction may not be in a position to take up any more new projects with a high upfront costs. This will negatively affect our business operation and financial performance.

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Claims in connection with employees’ compensation or personal injuries may arise and affect its reputation and operations.

Injuries to workers and casualties at construction sites are a common inherent risk in the construction industry. Claims of such nature expose Primega Construction to the risk of bearing higher insurance premiums in the future and may damage our operating subsidiary’s reputation as a main contractor if they turn into high-profile cases and become widely reported in the media or within the industry. Such incidents may negatively affect our business prospects, reputation, and results of operations.

Any deterioration in the prevailing market conditions in the construction industry may adversely affect our performance and financial condition.

All our business operations are located in Hong Kong via Primega Construction. The direct customers of Primega Construction are primarily property developers and main contractors of various types of property development and civil engineering projects in Hong Kong. The number of projects awarded to Primega Construction depend highly on the prevailing market conditions in the construction industry, including shortage of skilled labor, economic fluctuations in Hong Kong, availability of new projects in the private sector; and general conditions and development of Hong Kong economy. If there is any significant deterioration in any of these factors, our operating results and financial conditions could be adversely affected.

Primega Construction is dependent on its key executives, management team, and professional staff.

Primega Construction’s success and growth depend on the knowledge, experience, and expertise of its management team who is responsible for overseeing the financial condition and performance, construction projects, and formulating business strategies. For example, Mr. Man Siu Ming, our director, has over 10 years of experience in the construction industry.

As Primega Construction’s work focuses on various work scopes, including the overall management of the projects, planning, and devising of detailed work programs, design, and technical submissions, it is important for Primega Construction to retain our management staff and technical personnel with appropriate and necessary industry expertise. Primega Construction has entered into a service agreement with each of the directors and employment contracts with our senior management and technical personnel. These service agreements and employment contracts can be terminated by either Primega Construction, the directors or the employees. There could be an adverse impact on our operations should a significant number of the directors, senior management, or other key personnel with relevant expertise terminate his or her employment with Primega Construction and appropriate persons could not be found to replace them in a timely manner. There is no assurance that Primega Construction will be able to attract and retain capable staff members or that they will not resign in the future.

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Primega Construction may be unable to obtain sufficient funding on terms acceptable, or at all.

The future expansion of Primega Construction’s business may require it to incur additional borrowings and diversify sources of funding. Whether we are able to raise additional capital at costs acceptable depends on the financial success of the current business of our operating subsidiary and the successful implementation of key strategic initiatives. This may be affected by various financial, economic, and market conditions and other factors, some of which are beyond our or our operating subsidiary’s control. If we or Primega Construction is unable to obtain sufficient banking facilities on acceptable terms to meet its operational and expansion demands, this may put strains on our cash flow and our ability to successfully implement our expansion plans.

The insurance coverage of Primega Construction may be inadequate to protect it from potential losses.

Primega Construction maintains insurance coverage against, among others, (i) liability for third party bodily injury at our office premises, (ii) employees’ compensation insurance for our employees, (iii) third-party liability in relation to the use of our machinery such as tipper trucks, excavators, diesel tank wagon, and other plant and machinery and vehicles.

Nonetheless, there is no assurance that all potential losses and expenses incurred from damages or liabilities in relation to business can be fully covered by the insurance taken out by Primega Construction. Certain types of risks, such as the risks are not covered by insurance because they are either uninsurable or it is not cost justifiable to insure against such risks. To the extent that the insurance does not cover such losses, damage, or liabilities, or held liable for insured losses exceeding insurance coverage, the resulting payment to cover such losses, damage, or liabilities may have a material adversely effect on Primega Construction’s business.

We may be subject to litigation, arbitration, or other legal proceeding risks.

We may be subject to arbitration claims and lawsuits in the ordinary course of our business. As of the date of this prospectus, the Company, Celestial Power, and Primega Construction are not a party to, and are not aware of any threat of, any legal proceeding that, in the opinion of our management, is likely to have a material adverse effect on our business, financial condition, or operations. Actions brought against us may result in settlements, awards, injunctions, fines, penalties, and other results adverse to us. A substantial judgment, settlement, fine, or penalty could be material to our operating results or cash flows for a particular period, depending on our results for that period, or could cause us significant reputational harm, which could harm our business prospects.

Primega Construction relies on its customers and subcontractors for the provision of machinery and equipment at construction sites.

The construction projects of Primega Construction are generally machinery-intensive work. As such, its ability to handle existing projects or compete for new projects highly depends on the number of machinery and equipment available for deployment at construction sites. As of the date of this prospectus, the number of machinery and equipment owned by Primega Construction are limited, and it relies on its subcontractors to procure the machinery. For example, the excavators of Primega Construction are small sized excavators. While these excavators provide maneuverability, and are generally suitable for small-scale construction works, they are unable to be used for excavation works, which require larger excavators. As such, Primega Construction may be unable to procure and/or handle further projects should Primega Construction fail to identify suitable machinery and equipment.

Nevertheless, there can be no assurance that Primega Construction would be able to rent a sufficient number of machinery or equipment at reasonable costs and in a timely manner, nor we can guarantee that they would function properly at all material times and they would not become obsolete as a result of technological developments in the construction industry. We can also not guarantee that the customers and subcontractors can arrange immediate repair and/or replacement for impaired machinery and equipment for our projects in a timely and cost-effective manner.

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As a result, Primega Construction may not be able to expand its capacity cater the increasing demands expected from future projects. If Primega Construction fails to do so, our ability to handle existing projects or compete for new projects may be significantly impaired.

Primega Construction relies on a stable workforce to carry out its construction projects. If Primega Construction or its subcontractors experience any shortage of labor, industrial actions, strikes, or material increase in labor costs, our operations and financial results would be adversely affected.

Primega Construction relies on a stable workforce, either directly employed by Primega Construction or its subcontractors, to carry out its construction projects. In particular, a large number of construction workers and machinery operators with various skills and expertise are required for each construction project.

In view of the current situation in the labor market, there is no assurance that the supply of labor and average labor costs will be stable. All labor-intensive projects are more susceptible to labor shortage, and our subcontracting costs include the labor costs of our subcontractors. If there is a significant increase in the costs of labor and Primega Construction has to retain more labor (or subcontractors retaining their labor) by increasing their wages, the staff cost and/or subcontracting cost will increase and thus lower our profitability. On the other hand, if Primega Construction or its subcontractors fail to retain our existing labor and/or recruit sufficient labor in a timely manner to cope with our existing or future projects, Primega Construction may not be able to complete its projects on schedule and may be subject to liquidated damages and/or incur a loss.

We may be unable to successfully implement our future business plans and objectives.

Our future business plans may be hindered by factors beyond our control, such as competition within the industry we operate; our ability to cope with high exposure to financial risk, operational risk, market risk, and credit risk as our business and customer base expands; and our ability to provide, maintain, and improve the level of human and other resources in servicing customers. As such, we cannot assure that our future business plans will materialize, that our objectives will be accomplished fully or partially, or that our business strategies will generate the intended benefits to us as initially contemplated. If we fail to implement our business development strategies successfully, our business performance could be materially and adversely affected.

We may in the future pursue acquisitions and joint ventures as part of our growth strategy. Any future acquisition or joint venture may result in exposure to potential liabilities of the acquired companies and significant transaction costs, and it may also present new risks associated with entering additional markets or offering new products or services and integrating the acquired companies or newly established joint ventures. Moreover, we may not have sufficient management, financial, and other resources to integrate companies we acquire or to successfully operate joint ventures, and we may be unable to profitably operate our expanded company structure. Additionally, any new business that we may acquire or joint ventures we may form, once integrated with our existing operations, may not produce expected or intended results.

A sustained outbreak of the COVID-19 pandemic could have a material adverse impact on our business, operating results, and financial condition.

Since late December 2019, the outbreak of COVID-19 spread rapidly throughout China and later to the rest of the world. On January 30, 2020, the International Health Regulations Emergency Committee of the World Health Organization declared the outbreak a PHEIC, and later, on March 11, 2020, a global pandemic. The COVID-19 outbreak has led governments across the globe to impose a series of measures intended to contain its spread, including border closures, travel bans, quarantine measures, social distancing, and restrictions on business operations and large gatherings. From 2020 to the middle of 2021, a COVID-19 vaccination program had been greatly promoted around the globe; however, several types of COVID-19 variants emerged in different parts of the world.

Supply chain disruptions have become a major challenge for the global economy since the start of the COVID-19 pandemic. For instance, China’s extended COVID-19 lockdown of Shanghai, a major port and business center, has led to logistical disruptions that have almost cause the transport of goods to be ground to a halt. These shortages and supply-chain disruptions are significant and widespread. Lockdowns in several countries across the world, labor shortages, robust demand for tradable goods, disruptions to logistics networks, and capacity constraints have resulted in increases in freight costs and delivery times. Primega Construction’s customers are mainly construction contractors which are reliant on the availability of construction materials and supplies, and as such may suffer from plant closures and supply shortages across the extended supply network. Supply chain issues may delay or halt the progress or commencement of construction projects.

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In addition, multiple infected cases within a construction site may result in shortage of labor and, in more serious cases, may cause a temporary halt in the site’s construction operation for a few days. Hence, our productivity and progress may also be negatively affected.

Any future impact on our results of operations will depend on, to a large extent, future developments and new information that may emerge regarding the duration and severity of the COVID-19 pandemic and the actions taken by government authorities and other entities to contain the spread or treat its impact, almost all of which are beyond our control. Given the general slowdown in economic conditions globally and volatility in the capital markets, as well as the general negative impact of the COVID-19 outbreak on the construction industry, we cannot assure you that we will be able to maintain the growth rate we have experienced or projected. We will continue to closely monitor the situation throughout 2025 and beyond.

A severe or prolonged downturn in the global economy, whether caused by economic or political instability, could materially and adversely affect our business and results of operations.

The recent global market and economic crisis stemming from COVID-19 resulted in recessions occurring in most major economies. According to World Economic Outlook report published by the International Monetary Fund (“IMF”) in October 2023, the IMF forecasts global gross domestic product to fall from an estimated 3.5% in 2022 to 3.0% in 2023 and further decline to 2.9% in 2024. The rise in central bank interest rates to combat inflation and Russia’s war in Ukraine have contributed to the diminished expectations for economic growth around the world. While, growth in emerging markets and developing economies in Asia is projected to moderately grow, from 4.5% in 2022 to 5.2% and 4.8% in 2023 and 2024, China’s growth in terms of real GDP is forecasted to be lower than the rest of the region at 5.0% and 4.2% in 2023 and 2024, mainly due to lower investment as a result of the real estate crisis and weakening confidence of investors. Any prolonged slowdown in the global, Chinese and/or the Hong Kong economy may have a negative impact on our business, results of operations, and financial condition, and continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

Our business is conducted solely in Hong Kong through our operating subsidiary and is therefore heavily dependent on the economy of Hong Kong. Economic conditions in Hong Kong are highly sensitive to global cycle and money flows. If there is any significant decline in the Hong Kong economy and we are unable to generate business in other geographic locations, our profitability and business prospects will be materially affected. Also, major market disruptions and adverse changes in market conditions and uncertainty in the regulatory climate worldwide may adversely affect our business and industry or impair our ability to borrow or make any future financial arrangements.

Russia’s invasion of Ukraine has destabilized the global economy. Russia’s military interventions in Ukraine have led to, and may lead to, additional sanctions being levied by the United States, European Union, and other countries against Russia. This has led to a severe energy crisis in Europe with widespread effect, including increasing cost of living in the region, bringing with it tightening monetary conditions and appreciation of the US dollar against most other currencies. Although we do not have any direct exposure to Russia or the adjoining geographic regions the knockdown effects on the global economy and the ramifications from the war could affect our business. Any such disruptions caused by Russian military action or resulting sanctions may also magnify the impact of other risks described in this section. We cannot predict the progress or outcome of the situation in Ukraine, as the conflict and governmental reactions are rapidly developing and beyond their control. Prolonged unrest, intensified military activities, or more extensive sanctions impacting the region could have a material adverse effect on the global economy, and such effect could in turn have a material adverse effect on the business outlook of our business.

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Risks Related to Our Ordinary Shares

An active trading market for our Shares may not be sustained.

An active public market for our Shares, however, may not develop or be sustained after this Offering, in which case the market price and liquidity of our Shares will be materially and adversely affected. In recent years, the stock markets generally have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of certain publicly traded companies. Broad market and industry factors may significantly affect the market price of our Ordinary Shares, regardless of our actual operating performance.

In addition, in the past, class action litigation has often been instituted against companies whose securities have experienced periods of volatility in market price. Securities litigation brought against us following any volatility in the price of our Shares, regardless of the merit or ultimate results of such litigation, could result in substantial costs, which would hurt our financial condition and operating results and divert management’s attention and resources from our business.

The trading price of our Ordinary Shares could be subject to rapid and substantial volatility, which could make it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares and result in substantial losses to the investors.

There have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with recent initial public offerings, especially among those with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, our Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

The trading prices volatility and wide fluctuations could be due to factors beyond our control. This may happen due to broad market and industry factors, such as performance and fluctuation in the market prices or underperformance or deteriorating financial results of other listed companies based in Hong Kong and China. For example, if the trading volumes of our Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Ordinary Shares. This low volume of trades could also cause the price of our Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. The trading performances of other Hong Kong and Chinese companies’ securities after their offerings may affect the attitudes of investors toward Hong Kong-based, U.S.-listed companies, which consequently may affect the trading performance of our Ordinary Shares, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure, or matters of other Hong Kong and Chinese companies may also negatively affect the attitudes of investors toward Hong Kong and Chinese companies in general, including us, regardless of whether we have conducted any inappropriate activities. Furthermore, securities markets may from time to time experience significant price and volume fluctuations that are unrelated to our operating performance, which may have a material and adverse effect on the trading price of our Ordinary Shares.

In addition to the above factors, the price and trading volume of our Ordinary Shares may be highly volatile due to multiple factors, including the following:

●	regulatory developments affecting us or our industry;

●	variations in our revenues, profit, and cash flow;

●	changes in the economic performance or market valuations of other financial services firms;

●	actual or anticipated fluctuations in our quarterly results of operations and changes or revisions of our expected results;

●	changes in financial estimates by securities research analysts;

●	detrimental negative publicity about us, our services, our officers, directors, our business partners, or our industry;

●	announcements by us or our competitors of new service offerings, acquisitions, strategic relationships, joint ventures, capital raisings, or capital commitments;

●	additions to or departures of our senior management;

●	litigation or regulatory proceedings involving us, our officers or directors;

●	release or expiry of lock-up or other transfer restrictions on our outstanding Ordinary Shares; and

●	sales or perceived potential sales of additional Ordinary Shares.

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Any of these factors may result in large and sudden changes in the volume and price at which our Ordinary Shares will trade. As a result of this volatility, investors may experience losses on their investment in our Ordinary Shares. A decline in the market price of our Ordinary Shares also could adversely affect our ability to issue additional Ordinary Shares and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Ordinary Shares will develop or be sustained. If an active market does not develop, holders of our Ordinary Shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all. In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition.

Our pre-IPO shareholders will be able to sell their shares subject to restrictions under Rule 144.

Our pre-IPO shareholders may be able to sell their Ordinary Shares pursuant to Rule 144 under the Securities Act. Because these shareholders have paid a lower price per Ordinary Share than participants in this offering, when they are able to sell their pre-IPO shares under Rule 144, they may be more willing to accept a lower sales price than the IPO price. This fact could impact the trading price of the stock following completion of the offering, to the detriment of participants in this offering. Under Rule 144, before our pre-IPO shareholders can sell their shares, in addition to meeting other requirements, they must meet the required holding period.

Our directors, officers, and principal shareholders have significant voting power and may take actions that may not be in the best interests of our other shareholders.

The interests of these shareholders may not be the same as or may even conflict with your interests. For example, these shareholders could attempt to delay or prevent a change in control of us, even if such change in control would benefit our other shareholders, which could deprive our shareholders of an opportunity to receive a premium for their Ordinary Shares as part of a sale of us or our assets and might affect the prevailing market price of our Ordinary Shares due to investors’ perceptions that conflicts of interest may exist or arise. As a result, this concentration of ownership may not be in the best interests of our other shareholders.

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Our board of directors may decline to register the transfer of Ordinary Shares in certain circumstances.

Our board of directors may under certain circumstances decline to register a transfer including any Ordinary Share which is not fully paid up or on which we have a lien. Further, our board of directors may generally require any shareholder or any person proposing to acquire our shares to provide information to show the right to make the transfer. If any such shareholder or proposed acquirer does not provide such information, or if our board of directors has reason to believe that any certification or other information provided pursuant to any such request is inaccurate or incomplete, our board of directors may decline to register any transfer or to effect any issuance or purchase of shares to which such request is related.

Our directors may also decline to register any transfer of any Ordinary Share unless (i) a fee of such maximum as Nasdaq may from time to time determine to be payable (or such lesser sum as our board of directors may from time to time require) has been paid to our Company; (ii) the instrument of transfer is lodged at the registered office or, as the case may be, the transfer office accompanied by the certificate of the Shares to which it relates, and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do); (iii) the instrument of transfer is in respect of only one class of Share; (iv) the Shares concerned are free of any lien in favor of the Company; and (v) if applicable, the instrument of transfer is properly stamped.

If our directors refuse to register a transfer, they shall, within two months after the date on which the instrument of transfer was lodged with the Company, send to each of the transferor was lodged and the transferee notice of such refusal. The registration of transfers of shares or of any class of shares may, after compliance with any notice requirement of Nasdaq, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.

This, however, is unlikely to affect market transactions of the Ordinary Shares purchased by investors in the public offering. Once the Ordinary Shares have been listed, the legal title to such Ordinary Shares and the registration details of those Ordinary Shares in the Company’s register of members will remain with the Depository Trust Company. All market transactions with respect to those Ordinary Shares will then be carried out without the need for any kind of registration by the directors, as the market transactions will all be conducted through the Depository Trust Company systems.

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Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

After our initial public offering, we have become subject to the periodic reporting requirements of the Exchange Act. We will design our disclosure controls and procedures to provide reasonable assurance that information we must disclose in reports we file or submit under the Exchange Act is accumulated and communicated to management, and recorded, processed, summarized, and reported within the time periods specified in the rules and forms of the SEC. We believe that any disclosure controls and procedures, no matter how well-conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met.

These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple errors or mistakes. Additionally, controls can be circumvented by the individual acts of a person, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements due to error or fraud may occur and not be detected.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our Ordinary Shares if the market price of our Ordinary Shares increases. Our board of directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business.

Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our Ordinary Share price or trading volume to decline.

The trading market for our Ordinary Shares will be influenced to some extent by the research and reports that industry or financial analysts publish about us and our business. We do not control these analysts. As a new public company, we may be slow to attract research coverage and the analysts who publish information about our Ordinary Shares will have had relatively little experience with us or our industry, which could affect their ability to accurately forecast our results and could make it more likely that we fail to meet their estimates. If any of the analysts who cover us provide inaccurate or unfavorable research or issue an adverse opinion regarding our share price, our share price could decline. If one or more of these analysts cease coverage of us or fail to publish reports covering us regularly, we could lose visibility in the market, which in turn could cause our share price or trading volume to decline and result in the loss of all or a part of your investment in us.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands exempted company and substantially all of our assets are located outside of the United States. In addition, all of our current directors and officers are nationals and residents of countries other than the United States. Substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands, see “Enforcement of Civil Liabilities.” As a result of the foregoing, our shareholders may have more difficulties in protecting their interests through actions against us or our officers, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

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You may have more difficulty protecting your interests than you would as a shareholder of a U.S. corporation.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by the provisions of our Memorandum and Articles of Association, and by the provisions of the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders, and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands.

The rights of shareholders and the fiduciary responsibilities of our directors and officers under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States, and some states (such as Delaware) have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands-exempted companies have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association and any special resolutions passed by such companies, and the register of mortgages and charges of such companies) or to obtain copies of lists of shareholders of these companies. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent we choose to follow home country practices with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, or members of the board of directors than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital — Differences in Corporate Law.”

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We are a foreign private issuer within the meaning of the rules under the Exchange Act, and, as such, we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect to a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a quarterly basis as press releases, distributed pursuant to the rules and regulations of Nasdaq Capital Market. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

As a foreign private issuer, we are permitted to take advantage of certain provisions in the Nasdaq rules that allow us to follow our home country law for certain governance matters. Certain corporate governance practices in our home country, the Cayman Islands, may differ significantly from corporate governance listing standards. Currently, we plan to rely on some home country practices with respect to our corporate governance. However, if we choose to follow home country practices in the future, our shareholders may be afforded less protection than they would otherwise enjoy under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

We are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of our Ordinary Shares are directly or indirectly held by residents of the United States and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors, and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq rules. As a U.S.-listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting, and other expenses that we will not incur as a foreign private issuer in order to maintain a listing on a U.S. securities exchange.

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There can be no assurance that we will not be a PFIC for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of our Ordinary Shares.

A non-U.S. corporation will be a PFIC for any taxable year if either (i) at least 75% of its gross income for such year consists of certain types of “passive” income, or (ii) at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income (the “asset test”). Based on our current and expected income and assets (taking into account the cash proceeds and our market capitalization following our initial public offering), we do not presently expect to be a PFIC for the current taxable year or the foreseeable future. However, no assurance can be given in this regard because the determination of whether we are or will become a PFIC is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets. In addition, there can be no assurance that the Internal Revenue Service (“IRS”) will agree with our conclusion or that the IRS would not successfully challenge our position. Fluctuations in the market price of our Ordinary Shares may cause us to become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test may be determined by reference to the market price of our Ordinary Shares. The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. If we were to be or become a PFIC for any taxable year during which a U.S. holder holds our Ordinary Shares, certain adverse U.S. federal income tax consequences could apply to such U.S. holder. See “Material Tax Income Consideration — Material U.S. Federal Income Tax Considerations for U.S. Holders — PFIC Consequences.”

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an emerging growth company, as defined in the JOBS Act, and we may take advantage of certain exemptions from requirements applicable to other public companies that are not emerging growth companies, including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of Sarbanes-Oxley for so long as we remain an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We do not plan to opt out of such exemptions afforded to an emerging growth company. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective data.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

We will incur significant legal, accounting, and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), as well as rules subsequently implemented by the SEC, impose various requirements on the corporate governance practices of public companies. We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Ordinary Shares that is held by non-affiliates exceeds $700 million as of the prior June 30; and (2) the date on which we have issued more than $1 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay the adoption of new or revised accounting standards until such time as those standards apply to private companies.

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Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time consuming and costly. After we are no longer an “emerging growth company,” or until five years following the completion of our IPO, whichever is earlier, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of Sarbanes-Oxley and the other rules and regulations of the SEC. For example, as a public company, we will be required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We will incur additional costs in obtaining director and officer liability insurance. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

Our directors and officers beneficially own a majority of the voting power of our issued and outstanding Ordinary Shares. Under Rule 4350(c) of the Nasdaq Capital Market, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that a majority of our directors be independent, as defined in the Nasdaq Capital Market Rules, and the requirement that our compensation and nominating and corporate governance committees consist entirely of independent directors. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, during any time while we remain a controlled company relying on the exemption and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq Capital Market corporate governance requirements. Our status as a controlled company could cause our Ordinary Shares to be less attractive to certain investors or otherwise harm our trading price.

Our Selling Shareholders could sell their interests in us to a third party in a private transaction, which may result in you not realizing any change-of-control premium on your shares and subject us to the influence of a currently unknown third party.

Our Selling Shareholders will have the ability, should they choose to do so, to sell some or all of the Ordinary Shares registered pursuant to this registration statement in a privately negotiated transaction, which, if sufficient in size, could result in another party gaining significant influence over us.

The ability of our Selling Shareholders to sell their Ordinary Shares privately, with no requirement for a concurrent offer to be made to acquire all of the shares of our outstanding common stock that are publicly traded, could prevent you from realizing any change-of-control premium on your shares of our Ordinary Shares that may accrue to our Selling Shareholders upon their private sales of our Ordinary Shares.

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ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions, and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies do not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, all our directors and executive officers are nationals or residents of jurisdictions other than the United States and substantially all of their assets are located outside the United States. As a result, it may be difficult or impossible for you to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States, or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States in connection with this offering under the federal securities laws of the United States or of any state in the United States.

Cayman Islands

Enforceability

Appleby, our counsel as to the laws of the Cayman Islands has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us based on certain civil liability provisions of the securities laws of the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Appleby has informed us that any final and conclusive judgment for a definite sum (not being a sum payable in respect of taxes or other charges of a like nature nor a fine or other penalty) and/or certain non-monetary judgments rendered in any action or proceedings brought against our Company in a foreign court (other than certain judgments of a superior court of certain states of the Commonwealth of Australia) will be recognized as a valid judgment by the courts of the Cayman Islands without re-examination of the merits of the case. On general principles, we would expect such proceedings to be successful provided that the court which gave the judgment was competent to hear the action in accordance with private international law principles as applied in the Cayman Islands and the judgment is not contrary to public policy in the Cayman Islands, has not been obtained by fraud or in proceedings contrary to natural justice.

Substantially all of our assets are located outside the United States. In addition, all of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons.

Name	Position	Nationality	Residence
Mr. Tan Yu	Director, Chairman of the board	Chinese	Hong Kong
Mr. Man Siu Ming	Director, Chief Executive Officer	Chinese	Hong Kong
Mr. Lau Mei Suen	Chief Financial Officer	Chinese	Hong Kong
Mr. Fang Chenxi	Independent Director	Chinese	Hong Kong
Ms. Jiang Lina	Independent Director	Chinese	Hong Kong
Mr. Zhao Yong	Independent Director	Chinese	Hong Kong

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Hong Kong

Our counsel as to the laws of Hong Kong, has advised us that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty), and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud, (b) the proceedings in which the judgment was obtained were opposed to natural justice, (c) its enforcement or recognition would be contrary to the public policy of Hong Kong, (d) the court of the United States was not jurisdictionally competent, or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of U.S. courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States.

USE OF PROCEEDS

All of the Ordinary Shares offered by the Selling Shareholder pursuant to this prospectus will be sold by the Selling Shareholder for their respective accounts. We are not selling any securities under this prospectus. We will not receive any of the proceeds from these sales.

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DIVIDEND POLICY

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business, and we do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects, other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

During the years ended March 31, 2024 and 2023, ZDAI did not declare or pay any dividends and there was no transfer of assets among ZDAI and its subsidiaries.

The declaration, amount, and payment of any future dividends will be at the sole discretion of our board of directors, subject to compliance with applicable Cayman Islands laws regarding solvency. Our board of directors will take into account general economic and business conditions; our financial condition and results of operations; our available cash and current and anticipated cash needs; capital requirements; contractual, legal, tax, and regulatory restrictions; and other implications on the payment of dividends by us to our shareholders or by our subsidiaries to us, and such other factors as our board of directors may deem relevant.

Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors.

As we are a holding company with no substantial business operations, we will rely on dividends paid to us by our subsidiaries for our cash requirements, including funds to pay any dividends and other cash distributions to our shareholders, service any debt we may incur, and pay our operating expenses. Our ability to pay dividends to our shareholders will depend on, among other things, the availability of dividends from our subsidiaries. According to the BVI Business Companies Act 2004 (as amended), a British Virgin Islands company may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect to dividends paid by us.

Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars.

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CORPORATE HISTORY AND STRUCTURE

Corporate History and Structure

We are a holding company incorporated under the laws of the Cayman Islands on April 14, 2022. Our wholly-owned direct subsidiary is Celestial Power, a British Virgin Islands holding company incorporated on February 22, 2022. We operate our business through Primega Construction, our Hong Kong subsidiary incorporated on July 31, 2018, which is wholly owned by Celestial Power. Primega Construction is principally engaged in soil and rock transportation services in Hong Kong.

The chart below illustrates our corporate structure and identifies our subsidiaries as of the date of this prospectus:

In February 2022, Celestial Power was incorporated under the laws of the BVI as the intermediate holding company of ZDAI. One (1) share of Celestial Power, representing its entire issued share capital, was allotted and issued to ZDAI on May 4, 2022.

In April 2022, ZDAI was incorporated under the laws of the Cayman Islands as an exempted company with limited liability, as the holding company of our BVI and Hong Kong subsidiary.

In June 2022, as part of a reorganization, ZDAI acquired, through Celestial Power, all the shares of Primega Construction from Mr. Man Siu Ming and became the ultimate holding company of Celestial Power and Primega Construction. On April 14, 2022, ZDAI issued 11,249,999 Ordinary Shares to Mr. Man Siu Ming.

On July 20, 2022, the Mr. Man Siu Ming sold 551,250 Ordinary Shares each to Primewin Corporate Development Limited and Shun Kai Investment Development Limited. Primewin Corporate Development Limited and Shun Kai Investment Development Limited are wholly owned by Mr. Lau Wing Him Perry and Mr. Chan Wan Yiu, respectively. Primewin Corporate Development Limited was one of our major customers for the year ended March 31, 2021. Mr. Chan Wan Yiu is an employee of Primega Construction, our Hong Kong operating subsidiary.

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On December 5, 2023, Mr. Man Siu Ming entered into individual sale and purchase agreements with each of Dusk Moon International Limited and Moss Mist Investment Limited. Pursuant to these agreements, Mr. Man Siu Ming agreed to sell, and each of Dusk Moon International Limited and Moss Mist Investment Limited agreed to purchase, 551,250 Ordinary Shares.

As part of the series of reorganization transactions to be completed before the IPO, a 2-for-1 share split was conducted by the Company on February 28, 2024. After the share split, the authorized share capital of the Company consists of US$50,000 divided into 1,000,000,000 Ordinary Shares, par value US$0.00005 each, and the issued share capital of the Company then consisted of US$1,125 divided into 22,500,000 Ordinary Shares, par value of US$0.00005 each.

The following table sets forth the breakdown of the foregoing transactions among Mr. Man Siu Ming and the pre-IPO shareholders:

Name of the pre-IPO shareholders	Number of Ordinary Shares purchased from Mr. Man Siu Ming (1)	Consideration
Primewin Corporate Development Limited	1,102,500	$103,000
Shun Kai Investment Development Limited	1,102,500	$103,000
Dusk Moon International Limited	1,102,500	$206,000
Moss Mist Investment Limited	1,102,500	$206,000

(1)	Retroactively adjusted to reflect the share split of our Ordinary Shares at a ratio of 2-for-1, which occurred on February 28, 2024.

On July 24, 2024, the Company closed its initial public offering of 1,500,000 Ordinary Shares at a public offering price of US$4.00 per Ordinary Share.

On October 7, 2024, the Company issued, in aggregate, 2,400,000 Ordinary Shares, par value US$0.00005 each to four consultants, each an independent third party, as provided under the 2024 Stock Incentive Plan. The 2024 Stock Incentive Plan was registered on Form S-8 on October 2, 2024. None of the consultants had a shareholding of 5% or above.

On April 7, 2025, Mr. Man Siu Ming entered into 10 Share Purchase Agreements (“SPAs”) with each of the Selling Shareholders below respectively. Pursuant to the SPAs, Mr. Man Siu Ming sold an aggregate of 13,464,000 shares to the Selling Shareholders below, the break-down of each of the SPAs is as follows:

Transferee	Number of Shares involved
Navigators Capital Management Co., Limited	1,317,360
GLOBALLINK COMMERCE LTD	1,056,000
ZENITH HOTEL MANAGEMENT LTD	1,056,000
GLOBALLINK TRADE LTD	860,640
Zhi Ding Group Co., Limited	2,587,200
JD Zhiding Technology Co., Limited	1,317,360
Happiness Technology Co., LTD	1,317,360
Public welfare happiness technology LTD	1,317,360
Innovation Future Technology Co. LTD	1,317,360
CLEVERAI LTD	1,317,360

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As of the date of this prospectus, 26,400,000 Ordinary Shares were issued and outstanding.

The following table sets forth the breakdown of equity ownership of the Company as of the date of this prospectus:

Shareholders	Number of Ordinary Shares Owned	Percentage of Ordinary Shares Owned
Man Siu Ming	4,376,000	16.58%
Navigators Capital Management Co., Limited	1,317,360	4.99%
GLOBALLINK COMMERCE LTD	1,056,000	4.00%
ZENITH HOTEL MANAGEMENT LTD	1,056,000	4.00%
GLOBALLINK TRADE LTD	860,640	3.26%
Zhi Ding Group Co., Limited	2,587,200	9.80%
JD Zhiding Technology Co., Limited	1,317,360	4.99%
Happiness Technology Co., LTD	1,317,360	4.99%
Public welfare happiness technology LTD	1,317,360	4.99%
Innovation Future Technology Co. LTD	1,317,360	4.99%
CLEVERAI LTD	1,317,360	4.99%
Dusk Moon International Limited	1,102,500	4.18%
Moss Mist Investment Limited	1,102,500	4.18%
Primewin Corporate Development Limited	1,102,500	4.18%
Shun Kai Investment Development Limited	1,102,500	4.18%
Others	4,150,000	15.72%

Our principal office is located at Room 2912, 29/F., New Tech Plaza, 34 Tai Yau Street, San Po Kong, Kowloon, Hong Kong. Our telephone number is (+852) 3997 3682. Our registered office in the Cayman Islands is located at the office of Appleby Global Services (Cayman) Limited, 71 Fort Street, PO Box 500, George Town, Grand Cayman, Kyl-1106, Cayman Islands.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor New York, NY 10168. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

Name	Background	Ownership
CELESTIAL POWER GROUP LIMITED	- A BVI company - Incorporated in February 2022 - Issued 100 shares of US$1.00 each – Intermediate holding company	100% owned by ZDAI

Primega Construction Engineering Co., Limited	- A Hong Kong company - Incorporated in July 2018 - Issued 10,000 ordinary shares of HK$1.00 each - Provision of soil and rock transportation services	100% owned by Celestial Power

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans, and expectations that involve risks, uncertainties, and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

Overview

We are a provider of transportation services that employs environmentally friendly practices with the aim of facilitating reuse of C&D materials and reduction of construction waste. Through our operating subsidiary in Hong Kong, we operate in the construction industry, mainly handling transportation of materials excavated from construction sites. Our services principally comprise of (i) soil and rock transportation services; (ii) diesel oil trading; and (iii) construction works, which mainly include ELS works and bored piling. We generally provide our services as a subcontractor to other construction contractors in Hong Kong.

Key Factors that Affect Results of Operations

Our results of operations have been and will continue to be affected by various factors, including those set out below:

Market demand

The demand for our services as well as our diesel oil products is driven by the development of the construction industry which includes development of residential, commercial, industrial and infrastructure projects. The timing, size and nature of these projects will, on the other hand, be determined by a number of factors such as the Hong Kong government’s spending budget on construction projects, the investment of property developers and the general conditions and prospects of the local economy.

Political condition and laws and regulations in Hong Kong

Our key operations are in Hong Kong. However, due to the long-arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares. Accordingly, our business, prospects, financial condition, and results of operations may be influenced to a significant degree by the political, economic, and social conditions in the PRC generally and by the continued economic growth in China as a whole. Accordingly, our results of operations and prospects are, to a significant degree, subject to economic, political, and legal developments in the PRC.

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Hong Kong is a Special Administrative Region of the PRC, and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely the Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative, and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” However, there is no assurance that there will not be any changes in the economic, political, and legal environment in Hong Kong in the future. Since our operations are based in Hong Kong, any change of such political arrangements may pose immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

Competition from other players in the market

We generally secure our projects after undergoing a tendering process. We submit quotation or tender price for a project that is based on our project cost estimate and a mark-up margin. The construction industry in Hong Kong is highly competitive, and it is often the case that multiple of our competitors bid for the same project that we do. We thus generally scale down our mark-up margin to be submitted to the project owner when competition for a project is perceived to be intense, and hence, the operating profit margin and our results of operation may be adversely affected.

Our ability to attract new customers and secure new projects

Our success depends in large part upon widespread adoption of our quality, safety, and timeliness by our customers. In order to attract new customers and continue to expand our customer base, we must appeal to and attract customers who identify with our project management expertise. In addition, our projects are non-recurrent in nature, and our future success depends in part on our ability to increase our project backlog over time. If we are unable to timely secure sufficient new projects when existing projects are completed, our turnover and, hence, results of operations may have a material setback and we may also suffer from higher staff turnover.

Cost control and management

Our cost of sales mainly comprised subcontracting charges, fuel costs, depreciation of machinery and direct labor costs. Although we determine our project prices based on a cost-plus method with reference to the time, costs and potential income estimated to be involved in a project, the actual time and costs involved in completing our foundation and related projects may be adversely escalated in materials and labor, adverse weather conditions, and changes in rules, regulations, and policies in Hong Kong. Therefore, any failure to control and manage the cost and time involved in a project or failure to identify buys for reusable excavated materials may give rise to delays in completion of work and/or cost overruns, which in turn may materially and adversely affect our financial condition, profitability, and liquidity.

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Income taxes

Cayman Islands

The Company is incorporated in the Cayman Islands. The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to our Company levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our ordinary shares, as the case may be, nor will gains derived from the disposal of our ordinary shares be subject to Cayman Islands income or corporation tax.

The Cayman Islands enacted the International Tax Co-operation (Economic Substance) Act (as revised) of the Cayman Islands (the “ES Act”) together with the Guidance Notes published by the Cayman Islands Tax Information Authority from time to time. Under the ES Act, if a company is considered to be a “relevant entity” and is conducting one or more of the nine “relevant activities”, then such company is required to comply with the economic substance requirements in relation to the relevant activity from July 1, 2019. All companies whether a relevant entity or not is required to file an annual report with the Registrar of Companies of the Cayman Islands confirming whether or not it is carrying on any relevant activities and if it is, it would be required to satisfy an economic substance test.

BVI

We own Celestial Power, which is incorporated in the BVI and is not subject to tax on income or capital gains under current BVI law. In addition, upon payments of dividends by these entities to their shareholders, no BVI withholding tax will be imposed.

Hong Kong

We own Primega Construction, our operating subsidiary, through Celestial Power. Primega Construction is incorporated in Hong Kong and is subject to Hong Kong profits tax at a rate of 8.25% for the assessable profits of first HK$2 million and 16.5% for the remaining assessable profits. Under Hong Kong tax law, Primega Construction is exempted from income tax on its foreign-derived income, and there is no withholding tax in Hong Kong on remittance of dividends.

Recent accounting pronouncements

See the discussion of the recent accounting pronouncements contained in Note 2 to the consolidated financial statements, “Recent accounting pronouncements”.

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Results of Operations

Year ended March 31, 2023, compared to year ended March 31, 2024

The following table sets forth a summary of the consolidated results of operations of us for the periods indicated, both in absolute amount and as a percentage of our total revenues.

	For the year ended March 31,
	2023	2024	% of change
	US$	US$
Revenues – third parties	8,312,663	13,464,430	62.0%
Revenues – related parties	2,830,475	-	(100.0)%
	11,143,138	13,464,430	20.8%
Cost of sales – third parties	(7,802,451)	(9,672,689)	24.0%
Cost of sales – related parties	(1,162,640)	(1,023,137)	(12.0)%
	(8,965,091)	(10,695,826)	19.3%
Gross profit	2,178,047	2,768,604	27.1%
Operating expenses:
General and administrative expenses	(1,188,713)	(1,336,394)	12.4%
Income from operations	989,334	1,432,210	44.8%
Other income, net	588,131	116,397	(80.2)%
Profit from operations	1,577,465	1,548,607	(1.8)%
Interest expense	(190,561)	(210,713)	10.6%
Income before tax expense	1,386,904	1,337,894	(3.5)%
Income tax expense	(219,644)	(246,609)	12.3%
Net income	1,167,260	1,091,285	(6.5)%

Revenues

Our revenues increased by 20.8% to US$13,464,430 for the year ended March 31, 2024, from US$11,143,138 (of which US$2,830,475 were generated from related parties) for the year ended March 31, 2023. The revenues increase was principally a result of the significant increase in our undertaking of construction works.

The following table sets out revenues generated from different services during the two years ended March 31, 2024:

	For the year ended March 31,
	2023		2024
	US$	%	US$	%
Revenues
Soil and rock transportation services	9,858,453	88.5%	8,436,223	62.7%
Diesel oil trading	729,930	6.6%	-	0.0%
Miscellaneous construction works	554,755	5.0%	5,028,207	37.3%
Total	11,143,138	100.0%	13,464,430	100.0%

For the year ended March 31, 2024, as compared to 2023, revenues from soil and rock transportation services decreased as we had fewer number of projects on hand for these services and the high revenue base of fiscal year 2023 as we had completed significant number of projects. No revenues were derived from the trading of diesel oil. We had a focus of expanding construction works because our management considered that this segment had a better growth potential in Hong Kong and by undertaking construction works of higher complexity, we could have a chance to increase profitability. As such, revenues from miscellaneous construction works grew by 806.4% in 2024 year-on-year.

Cost of sales

Our total cost of sales increased by 19.3% to US$10,695,826 for the year ended March 31, 2024, from US$8,965,091 for the year ended March 31, 2023. The increase was mainly due to the increase in the cost of the carrying out of the miscellaneous construction works, as we recognized significantly growth in the segment revenues. Cost of sales charged by third parties increased by 24.0% to US$9,672,689 for the year ended March 31, 2024, from US$7,802,451 for 2023. Cost of sales charged by related parties decreased by 12.0% to US$1,023,137 for the year ended March 31, 2024, from US$1,162,640 for 2023. Our cost of sales mainly comprised subcontracting charges, cost of construction materials, fuel costs, depreciation of machinery and direct labor costs. During the year ended March 31, 2024, as we did not generate income from the trading of diesel oil, there was no cost incurred in this segment. We had less cost in soil and rock transportation but higher cost from miscellaneous construction works in 2024 as compared to 2023 due to the respective change in segment revenue.

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Gross profit and gross profit margin

Our gross profit increased by 27.1% to US$2,768,604 for the year ended March 31, 2024, from US$2,178,047 for the year ended March 31, 2023. Our gross profit margin increased slightly to 20.6% for the year ended March 31, 2024, from 19.5% for the year ended March 31, 2023. The increase in gross profit margin could be attributed to the temporary stop of diesel oil trading, which by nature had a low gross profit margin and the undertaking of more miscellaneous construction works, which on average had a higher gross profit margin during the year ended March 31, 2024. The following table summarizes the gross profit and gross profit margin of different segments for the periods indicated:

	For the year ended March 31,
	2023		2024
	Gross profit	Gross margin	Gross profit	Gross margin
	US$	%	US$	%
Soil and rock transportation services	2,064,302	20.9%	1,548,076	18.4%
Diesel oil trading	37,392	5.1%	-	N/A
Miscellaneous construction works	76,353	13.8%	1,220,528	24.3%
Overall	2,178,047	19 .5%	2,768,604	20.6%

General and administrative expenses

For the years ended March 31, 2023 and 2024, our general and administrative expenses consisted mainly of staff costs, transportation costs, amortization of right-of-use assets for both operating lease and finance lease (motor vehicles for administrative purpose and temporarily idle machineries due to construction design problems), provision of credit loss, legal and professional fees, insurance expenses, office and rental expenses and other miscellaneous expenses. The following table sets forth a breakdown of our general and administrative expenses for the years ended March 31, 2023 and 2024:

	For the year ended March 31,
	2023	2024	% of change
	US$	US$
Legal and professional fees	41,017	313,190	663.6%
Office expenses	64,320	23,838	(62.9)%
Depreciation	291,334	151,059	(48.1)%
Others	53,344	80,687	51.3%
Staff costs	438,871	504,763	15.0%
Insurance	31,228	47,557	52.3%
Transportation	66,848	237,822	255.8%
(Reversal) Provision of credit loss	201,751	(22,522)	(111.2)%
Total	1,188,713	1,336,394	12.4%

Our general and administrative expenses increased by 12.4% to US$1,336,394 for the year ended March 31, 2024, from US$1,188,713 for the year ended March 31, 2023, principally due to the increase of legal and professional fees and transportation expenses. A significant portion of the legal and professional fees were related to the Company’s IPO and thus one-off. We made reversal to previously provisioned credit loss as we recovered the accounts receivable from customers, which offset some increase of the general and administrative expenses.

Interest expense

Our interest expense is mainly related to our interest expenses incurred by finance leases of motor vehicles and machinery, and bank borrowings. Our interest expense increased by 10.6% to US$210,713 for the year ended March 31, 2024, from US$190,561 for the year ended March 31, 2023. The interest expenses increased because the bank loans were taken out half-way during fiscal year 2023 and incurred 6-month interest as compared to full year interest being incurred in fiscal year 2024.

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Other income

Other income comprised mainly income from machinery rental, site management income, sublease income, sale of rocks, and miscellaneous income. The following table sets for the breakdown of our other income for the years ended March 31, 2023 and 2024:

	For the year ended March 31,
	2023	2024
	US$	US$
Sale of scrap materials	411,636	182,397
Sublease income	143,590	-
Site management income	39,184	-
Parking fines	(51,538)	(69,051)
Government grant	18,462	-
Miscellaneous income	26,797	3,051
Total other income, net	588,131	116,397

Income tax expense

We are not subject to any income tax in the Cayman Islands and the BVI pursuant to the rules and regulations in those jurisdictions, but our subsidiary, Primega Construction, is subject to Hong Kong profits tax. Our income tax expense was US$246,609 for the year ended March 31, 2024, increased by 12.3% from US$219,644 for the year ended March 31, 2023. Effective tax rate for the two years ended March 31, 2023 and 2024 was 15.8% and 18.4%.

Net income

Our net income decreased by 6.5% to US$1,091,285 for the year ended March 31, 2024, as compared to US$1,167,260 for the year ended March 31, 2023. Net profit margin was 8.1% and 10.5% for the year ended March 31, 2024 and 2023, respectively. The decrease in net income was mainly due to the increase in general and administrative expenses as we incurred higher staff costs, transportation fee and professional fees and expenses for the IPO.

LIQUIDITY AND CAPITAL RESOURCES

Cash Flows

Years ended March 31, 2024 and 2023

Our use of cash was primarily related to operating activities and purchase of property, plant and equipment and entering into finance leases. We have historically financed our operations primarily through our cash flow generated from our operations and bank borrowings.

We believe we have sufficient cash generated from operations to meet our regular working capital requirements based on the contracts on hand and cashflow projection for the next 12 months from the end of fiscal year 2024, which is also based on our management’s experience and the financial data available.

We have strategic plans to expand our business by undertaking more construction projects and strengthening our project management team, as well as acquiring additional machinery and equipment including tipper trucks and excavation machines. We plan to utilize the proceeds raised from the Company’s IPO to achieve this. Additionally, in the event of insufficient liquidity to meet our current obligations, the Company may consider plans to raise capital through offering additional shares or tapping into an appropriate capital market.

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The following table sets forth a summary of our cash flows information for the years indicated:

	For the year ended March 31,
	2023	2024
	US$	US$
Cash and cash equivalents at the beginning of the year	111,062	240,219
Net cash provided by operating activities	839,954	2,394,212
Net cash used in investing activities	(46,398)	-
Net cash used in financing activities	(664,399)	(2,144,996)
Cash and cash equivalents at the end of the year	240,219	489,435

Operating activities

Our cash inflow from operating activities was principally receipt of payments from customers. Our cash outflows from operating activities were principally due to payments for purchase of diesel oils, subcontracting fees, staff costs, and administrative and other operating expenses. Net cash provided by operating activities reflects our net income adjusted for non-cash items, including non-cash operating lease expense, depreciation, deferred tax expenses, loss on disposal of right-of-use assets – finance lease, and credit loss, and changes in working capital items including accounts receivable, prepaid expense, deposits and other receivable, accounts payable, retention receivable, accruals and other current liabilities, contract liabilities, income taxes payable and lease liabilities – operating leases.

Net cash provided by operating activities for the year ended March 31, 2024 was US$2,394,212 represented an increase of 185.0% as compared to fiscal year 2023 of US$839,945. The increase was mainly attributable to the decrease in accounts receivable for the year ended March 31, 2024 as compared to increase in accounts receivable for the year ended March 31, 2023 and the increases in contract liabilities, accounts payable, accruals and other liabilities in 2024. The changes were attributable to the decrease of net income from US$1,167,260 for fiscal year 2023 to US$1,091,285 for fiscal year 2024, and the following non-cash adjustments and changes of working capital items: (i) non-cash operating lease expense of US$43,500; (ii) depreciation of US$1,456,721; (iii) deferred tax expenses of US$68,580; (iv) loss of disposal of right-of-use assets – finance lease of US$197; (v) reversal of credit loss of US$22,522; (vi) decrease in accounts receivable of US$532,844; (vii) increase in retention receivable of US$405,094; (viii) increase in prepayment, deposits and other receivable of US$787,948; (ix) decrease in accounts payable, accruals and other current liabilities of US$479,398; (x) increase in contract liabilities of US$734,348; (xi) increase in income taxes payable of US$148,079; and (xii) decrease in lease liabilities – operating lease of US$29,449.

Investing activities

For the years ended March 31, 2024 and 2023, cash used in investing activities was nil and US$46,398. Cash used in investment activities was for vastly for the acquisition of property, plant and equipment to support our business needs, which are highly dependent on the use of heavy machinery and vehicles.

Financing activities

For the year ended March 31, 2024, net cash used in financing activities was US$2,144,996. The cash used in financing activities was the repayment to a director of US$348,157, net proceeds from a related company of US$156,248, repayment of bank loans of US$34,822, initial payment of finance lease of US$295,843, principal payment of finance lease liabilities of US$1,258,111, payment of offering costs of US$385,587, which was slightly offset by the proceeds from disposal of ROU-finance lease of US$21,276.

For the year ended March 31, 2023, net cash used in financing activities was US$664,399. We obtained cash from financing from proceeds from a director and bank borrowings of US$110,389 and US$1,078,941. We used cash in financing due to initial payment of finance leases of US$24,823, principal payment of finance leases of US$1,350,065 and payment of offering costs of US$478,841.

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Current assets and current liabilities

The following table sets forth a breakdown of our current assets and liabilities as of the dates indicated.

	As of March 31,
	2023	2024
	US$	US$
CURRENT ASSETS
Cash and cash equivalents	240,219	489,435
Accounts receivable, net	3,898,895	4,911,202
Accounts receivable, net - related parties	1,903,672	392,686
Prepayment, deposits and other receivable	85,871	873,819
Deferred cost	716,806	1,102,393
Total current assets	6,845,463	7,769,535

CURRENT LIABILITIES
Borrowings - current	35,827	94,435
Finance lease liabilities – current	846,154	775,042
Finance lease liabilities – current - related parties	477,237	437,982
Operating lease liabilities – current	33,219	79,958
Contract liabilities	102,563	836,911
Accounts payable, accruals, and other current liabilities	2,771,506	2,292,108
Accounts payable - related parties	236,429	279,498
Amount due to a related company	-	156,248
Amount due to a director	545,063	196,906
Income taxes payable	221,588	369,667
Total current liabilities	5,269,586	5,518,755

Net current assets	1,575,877	2,250,780

Accounts receivable, net

Accounts receivable represented receivables from our customers arising from our contract work. We generally grant our customers a credit period typically ranging from 30 to 150 days, but can be offered longer depending on their reputation, transaction history and relationship with us. Our accounts receivable increased by 26.0% to US$4,911,202 as of March 31, 2024, from US$3,898,895 as of March 31, 2023. The increase was mainly attributable to one of the largest customers (Customer C), for which we carried out soil and rock transportation services. We are the subcontractor of Customer C and have a working relationship of 4 years with Customer C. We consider the relationship with Customer C being good and we offered relatively long credit term to Customer C. We tightly monitor the outstanding balance of accounts receivable due from Customer C, the management is not aware of any financial deterioration of Customer C and is optimistic about the collection of the outstanding accounts receivable in full.

Accounts receivable, net – related parties

Accounts receivable, net – related parties are receivables from Chi Yip Eng. & (Trans.) Company Limited (“Chi Yip”), a company owned as to 50% each by Ms. Wong Lai Ching and Mr. Man Chi Kwan, who are the parents of Mr. Man Siu Ming,. For the years ended March 31, 2023 and 2024, we were a subcontractor of Chi Yip, undertaking soil and rock transportation services. The accounts receivable, net due from Chi Yip amounted to US$1,903,672 as of March 31, 2023 and decreased to US$392,686 as of March 31, 2024. As the remaining project work with Chi Yip had been completed, the revenues generated and accounts receivable due from Chi Yip decreased. We expect Chi Yip will settle the outstanding accounts receivable within 12 months from March 31, 2024.

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Prepayment, deposits and other receivable

Prepayment, deposits and other receivable consisted mainly of prepayments for subcontracting fees and insurance expenses, rental deposits and electronic toll payment services. Prepayment, deposits and other receivable increased by 917.6% to US$873,819 as of March 31, 2024, from US$85,871 as of March 31, 2023. The increase was mainly due to a deposit paid under the purchase order of construction materials for a new construction project undertaken by us. The deposit paid amounted to approximately US$830,000.

Deferred offering cost

Deferred offering cost represented amounts paid to professional parties involved in the offering of our Ordinary Shares. Deferred cost was recorded at US$716,806 as of March 31, 2023 and US$1,102,393 as of March 31, 2024. As the IPO for the Company was completed in July 2024, the deferred offering cost is expected to net off the IPO proceeds and include in the additional paid-in capital account prior to the end of fiscal year 2025.

Contract liabilities

Our contract liabilities represent payments received or receivable (contracts receivable) in excess of revenue recognized on uncompleted contract excluding retainage. Contract liabilities were US$102,536 as of March 31, 2023, which were recognized as revenue during the year ended March 31, 2024. As of March 31, 2024, contract liabilities were US$836,911.

Accounts payable, accruals, and other current liabilities

The following table sets forth a breakdown of our accounts payable, accruals, and other current liabilities as of the dates indicated:

	As of March 31,
	2023	2024
	US$	US$
Trade payables	2,629,069	2,044,729
Retention payable	-	6,074
Accrued expenses and other payables	142,437	241,305
	2,771,506	2,292,108
Trade payables – related parties	236,429	279,498
	3,007,935	2,571,606

Our accounts payable comprises trade payables mainly related to our subcontractors for the soil and rock transportation and construction works and the purchases of diesel oil for the diesel trading business and construction services. Our subcontractors and suppliers usually granted us a credit period between 30 and 90 days.

Our accounts payable, accruals, and other current liabilities decreased by 14.5% to US$2,571,606 as of March 31, 2024, from US$3,007,935 as of March 31, 2023. The decrease is attributable to the settlement of large amount of accounts payable due to a subcontractor as of March 31, 2023 for our soil and rock transportation services during the year ended March 31, 2024.

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Amount due to a director

Our director, Mr. Man Siu Ming, supported the growth of our business by providing funds. Amount due to Mr. Man Siu Ming amounted to US$545,063 and US$196,906 as of March 31, 2023 and March 31, 2024. The balance due to Mr. Man Siu Ming was unsecured, interest-free and repayable on demand.

Amount due to a related company

The amount due to a related company as of March 31, 2024 related to the amount due to Chi Yip. The amounts, US$ 156,248 due to Chi Yip related to initial payment of finance lease paid by Chi Yip.

Income taxes payable

We had income taxes payable of US$221,588 and US$369,667 as of March 31, 2023 and 2024.

Contractual Obligations

The following table summarized our contractual obligations, which include principal in the cases of bank borrowings and finance leases, as of March 31, 2024:

	Payment due by period
	Less than 1 year	1 to 3 years	3 to 5 years	More than 5 years	Total
	US$	US$	US$	US$	US$
Contractual Obligations:
Operating leases	83,553	27,462	-	-	111,015
Financial leases	1,387,011	1,925,882	432,376	-	3,745,269
Bank borrowings	94,435	198,037	210,926	540,721	1,044,119
Total contractual obligations	1,564,999	2,151,381	643,302	540,721	4,900,403

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Finance lease obligations

We purchased certain plant and equipment under finance leases. All of our finance leases were denominated in Hong Kong dollars and the interest rates of our obligations under finance leases are fixed at the contract date in the range of 0% to 8.44% per annum. The obligations under finance leases were secured by the lessor’s charge over the relevant machinery, equipment or motor vehicles and guaranteed by the personal guarantee provided by Mr. Man Siu Ming. As of March 31, 2024, there were 48 finance leases for vehicles and 4 finance leases for machinery effective where the lessors were mainly financial institutions or Chi Yip. The finance leases provided for the period of hire, monthly instalment amount and the option fee for purchasing the vehicles upon expiry of the leases.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, including arrangements that would affect its liquidity, capital resources, market risk support, credit risk support, or other benefits.

Quantitative and Qualitative Disclosure About Market Risk

Credit risk

Assets that potentially subject us to a significant concentration of credit risk primarily consist of cash, accounts receivable, retention receivable and other current assets. We believe that there is no significant credit risk associated with cash, which was held by reputable financial institutions in the jurisdictions where the Company and its subsidiaries are located. The Hong Kong Deposit Protection Board pays compensation up to a limit of HK$500,000 (approximately US$64,130) if the bank with which an individual/company holds its eligible deposit fails. As of March 31, 2024, cash balance of US$489,435 was maintained at financial institutions in Hong Kong and approximately HK$500,000 were insured by the Hong Kong Deposit Protection Board.

We have designed our credit policies with an objective to minimize exposure to credit risk. Other than retention receivable which may be held by our customers for more than a year, our “receivables” are very short term, generally granted by us at 30 to 150 days, which may be longer depending on our customer’s reputation and the transaction history with us, in nature and the associated risk is minimal. We conduct credit evaluations on our customers and generally do not require collateral or other security from such customers. We periodically evaluate the creditworthiness of the existing customers to ascertain receivables value at credit risk. In particular, we estimate allowance for credit loss the details of which are discussed in Note 2 to the financial statements.

Foreign currency risk

We are exposed to foreign currency risk primarily through service income or expenses that are denominated in a currency other than the functional currency of the operations to which they relate. The currencies giving rise to this risk are primarily US$. As HK$ is currently pegged to US$, our exposure to foreign exchange fluctuations is minimal.

Interest rate risk

We have finance leases in place which have fixed interest rates throughout the lease period. Interest rates of the finance leases are fixed at inception of the leases, which in turn relates to the prevailing market interest rate. We do not have an interest rate hedging policy to hedge against the risk of fluctuating interest rates. However, our management closely monitors interest rate exposures, assesses our Group’s position to take out new bank loans or finance leases.

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During the year ended March 31, 2024, we had maintained floating rate facility letter withs a bank in Hong Kong which were entered into in September 2022 and December 2022. The facilities carry an annual interest rate of prime rate – 2.5%.

The following table presents the potential effects on net interest income or expenses of a hypothetical change of +/- 100 bps in year-end interest rates, applied to the Company’s bank borrowings and cash and cash equivalents.

For the year ended March 31, 2023			For the year ended March 31, 2024
Notional principal amounts of the floating loan (US$)	Impact on net interest (expenses)/ income +100 bps (US$)	Impact on net interest (expenses)/ income -100 bps (US$)	Notional principal amounts of the floating loan (US$)	Impact on net interest (expenses)/ income +100 bps (US$)	Impact on net interest (expenses)/ income -100 bps (US$)
1,078,941	(5,356)	5,356	1,078,941	(10,779)	10,779

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and contingencies at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. As a result, management is required to routinely make judgments and estimates about the effects of matters that are inherently uncertain. Actual results may differ from these estimates under different conditions or assumptions.

Critical accounting policy is both material to the presentation of financial statements and requires management to make difficult, subjective or complex judgments that could have a material effect on financial condition or results of operations. Accounting estimates and assumptions may become critical when they are material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change, and that have a material impact on financial condition or operating performance.

Critical accounting estimates are estimates that require us to make assumptions about matters that were highly uncertain at the time the accounting estimate were made and if different estimates that we reasonably could have used in the current period, or changes in the accounting estimate that are reasonably likely occur from period to period, have a material impact on the presentation of our financial condition, changes in financial condition or results of operations. Due to the level of activity and lack of complex transactions, we believe there are currently no critical accounting policies and estimates that affect the preparation of our financial statements.

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SELLING SHAREHOLDERS

The Selling Shareholders may from time to time offer and sell any or all of the Ordinary Shares pursuant to this prospectus. However, we cannot advise you as to whether the Selling Shareholders will, in fact, sell any or all of such Ordinary Shares. In addition, the Selling Shareholders identified below may have sold, transferred or otherwise disposed of some or all of their Ordinary Shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. See the section titled “Plan of Distribution.”

This prospectus relates to the possible resale by the Selling Shareholders of up to 17,840,000 Ordinary Shares. The Selling Shareholders may offer and sell, from time to time, any or all of the Ordinary Shares being offered for resale by this prospectus. When we refer to “Selling Shareholders” in this prospectus, we refer to the entities listed in the tables below, and the pledgees, donees, transferees, assignees, successors, and others who later come to hold any of the Selling Shareholders’ interest in our securities after the date of this prospectus.

As at the date of this prospectus, the Selling Shareholders, beneficially holds, in aggregate 67.58% of Ordinary Shares of the Company. Please refer to “Corporate History and Structure” on the Public Offering Prospectus for more information. The Ordinary Shares issued to the Selling Shareholders are “restricted” securities under applicable U.S. federal and state securities laws and are being registered to provide the Selling Shareholders the opportunity to sell those Ordinary Shares.

The table below provides, as of the date of this prospectus, information regarding the beneficial ownership of the Ordinary Shares of the Selling Shareholders, the number of Ordinary Shares that may be sold by the Selling Shareholders under this prospectus and that the Selling Shareholders will beneficially own after this offering. We have based percentage ownership on 26,400,000 Ordinary Shares outstanding as of the date of this prospectus.

The Ordinary Shares being registered for resale in connection with this offering will constitute a considerable percentage of our “public float” (defined as the number of our outstanding Ordinary Shares held by non-affiliates). The Selling Shareholders named herein beneficially owns, in aggregate 17,840,000 Ordinary Shares which is equal to approximately 67.58% of our outstanding Ordinary Shares, as of the date of the prospectus. The Selling Shareholders will be able to sell their Ordinary shares for so long as the registration statement of which this prospectus forms a part is available for use.

Because the Selling Shareholders may dispose of none or some portion of their Ordinary Shares, we cannot advise you as to whether the Selling Shareholders will in fact sell any or all of such Ordinary Shares. No estimate can be given as to the number of securities that will be beneficially owned by the Selling Shareholders upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the Ordinary Shares covered by this prospectus will be beneficially owned by the Selling Shareholders and further assumed that the Selling Shareholders will not acquire beneficial ownership of any additional securities during the offering. In addition, the Selling Shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.

	Ordinary Shares
Name(1)	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering
Navigators Capital Management Co., Limited	1,317,360	1,317,360	0	0.00%
GLOBALLINK COMMERCE LTD	1,056,000	1,056,000	0	0.00%
ZENITH HOTEL MANAGEMENT LTD	1,056,000	1,056,000	0	0.00%
GLOBALLINK TRADE LTD	860,640	860,640	0	0.00%
Zhi Ding Group Co., Limited	2,587,200	2,587,200	0	0.00%
JD Zhiding Technology Co., Limited	1,317,360	1,317,360	0	0.00%
Happiness Technology Co., LTD	1,317,360	1,317,360	0	0.00%
Public welfare happiness technology LTD	1,317,360	1,317,360	0	0.00%
Innovation Future Technology Co. LTD	1,317,360	1,317,360	0	0.00%
CLEVERAI LTD	1,317,360	1,317,360	0	0.00%
Man Siu Ming	4,376,000	4,376,000	0	0.00%

(1)	To our knowledge, each of the Selling Shareholders is neither a licensed broker dealer or an affiliate of a licensed broker dealer.

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PLAN OF DISTRIBUTION

The Ordinary Shares offered by this prospectus are being offered by the Selling Shareholders. We are not selling any securities under this prospectus. We will not receive any of the proceeds from the sale by the Selling Shareholders of the shares of Ordinary Shares. We will bear all fees and expenses incident to our obligation to register the Ordinary Shares.

The Selling Shareholders may sell all or a portion of the Ordinary Shares held by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Ordinary Shares are sold through underwriters or broker-dealers, the Selling Shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Ordinary Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share; and
●	a combination of any such methods of sale.

The Selling Shareholders may, from time to time, pledge or grant a security interest in some or all of the Ordinary Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Ordinary Shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Shareholder to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus. The Selling Shareholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

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In connection with the sale of our Ordinary Shares or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Ordinary Shares in the course of hedging the positions they assume. The Selling Shareholders may also sell our Ordinary Shares short and deliver these securities to close out it short positions, or loan or pledge the Ordinary Shares to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Shareholders from the sale of the Ordinary Shares offered by them will be the purchase price of the Ordinary Shares less discounts or commissions, if any. The Selling Shareholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Ordinary Shares to be made directly or through agents. We will not receive any of the proceeds from this offering. Broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchase of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440, and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440. The Selling Shareholder do not expect these commissions and discounts to exceed what is customary in the types of transactions involved, and in no case will the maximum compensation received by any broker-dealer exceed seven percent (7%). The Selling Shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 or any other exemption from registration under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The Selling Shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Any underwriters, agents, or broker-dealers, and any Selling Shareholders who are affiliates of broker-dealers, that participate in the sale of the Ordinary Shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. Each Selling Shareholders has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We agreed to use commercially reasonable efforts to keep the registration statement of which this prospectus forms a part effective until the earlier of (i) the date on which the securities may be resold by the Selling Shareholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for our Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with. Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Ordinary Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Ordinary Shares by the Selling Shareholder or any other person. We will make copies of this prospectus available to the Selling Shareholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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To the extent required, the shares of our Ordinary Shares to be sold, the names of the Selling Shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Ordinary Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Ordinary Shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the Selling Shareholder against certain losses, claims, damages, and liabilities, including liabilities under the Securities Act.

The Selling Shareholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Shareholders for brokerage, accounting, tax, or legal services or any other expenses incurred by the Selling Shareholder in disposing of the Ordinary Shares. We will bear all other costs, fees, and expenses in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our independent registered public accountants.

DESCRIPTION OF SHARE CAPITAL

We are an exempted company incorporated with limited liability in the Cayman Islands and our corporate affairs are governed by our Memorandum and Articles of Association, the Companies Act and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$50,000 divided into 1,000,000,000 Ordinary Shares, par value US$0.00005 each. On July 24, 2024, the Company closed its initial public offering of 1,500,000 Ordinary Shares at a public offering price of US$4.00 per Ordinary Share.

On October 7, 2024, the Company issued, in aggregate, 2,400,000 Ordinary Shares, par value US$0.00005 each to four consultants, each an independent third party, as provided under the 2024 Stock Incentive Plan. The 2024 Stock Incentive Plan was registered on form S-8 on October 2, 2024. None of the consultants had a shareholding of 5% or above.

As of the date of this prospectus, 26,400,000 Ordinary Shares were issued and outstanding.

Ordinary Shares

General

All of our outstanding Ordinary Shares are fully paid and non-assessable. Certificates representing the Ordinary Shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Ordinary Shares. We may not issue shares to bearer.

Dividends

Subject to the Companies Act and our Articles of Association, our Company in general meeting may declare dividends in any currency to be paid to the members but no dividend shall be declared in excess of the amount recommended by our board of directors.

Except in so far as the rights attaching to, or the terms of issue of, any share may otherwise provide:

(i)	all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, although no amount paid up on a share in advance of calls shall for this purpose be treated as paid up on the share;

(ii)	all dividends shall be apportioned and paid pro rata in accordance with the amount paid up on the shares during any portion(s) of the period in respect of which the dividend is paid; and

(iii)	our board of directors may deduct from any dividend or other monies payable to any member all sums of money (if any) presently payable by him to our Company on account of calls, instalments or otherwise.

Where our board of directors or our Company in general meeting has resolved that a dividend should be paid or declared, our board of directors may resolve:

(aa)	that such dividend be satisfied wholly or in part in the form of an allotment of shares credited as fully paid up, provided that the members entitled to such dividend will be entitled to elect to receive such dividend (or part thereof) in cash in lieu of such allotment; or

(bb)	that the members entitled to such dividend will be entitled to elect to receive an allotment of shares credited as fully paid up in lieu of the whole or such part of the dividend as our board of directors may think fit.

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Upon the recommendation of our board of directors, our Company may by ordinary resolution in respect of any one particular dividend of our Company determine that it may be satisfied wholly in the form of an allotment of shares credited as fully paid up without offering any right to members to elect to receive such dividend in cash in lieu of such allotment.

Any dividend, bonus or other sum payable in cash to the holder of shares may be paid by cheque or warrant or certificate or other documents or evidence of title sent through the post. Every such cheque, warrant, certificate or other document or evidence of title shall be made payable to the order of the person to whom it is sent and shall be sent at the holder’s or joint holders’ risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to our Company. Any one of two or more joint holders may give effectual receipts for any dividends or other monies payable or property distributable in respect of the shares held by such joint holders.

Whenever our board of directors or our Company in general meeting has resolved that a dividend be paid or declared, our board of directors may further resolve that such dividend be satisfied wholly or in part by the distribution of specific assets of any kind.

Our board of directors may, if it thinks fit, receive from any member willing to advance the same, and either in money or money’s worth, all or any part of the money uncalled and unpaid or instalments payable upon any shares held by him, and in respect of all or any of the monies so advanced may pay interest at such rate (if any) not exceeding 20% per annum, as our board of directors may decide, but a payment in advance of a call shall not entitle the member to receive any dividend or to exercise any other rights or privileges as a member in respect of the share or the due portion of the shares upon which payment has been advanced by such member before it is called up.

All dividends, bonuses or other distributions unclaimed for one year after having been declared may be invested or otherwise used by our board of directors for the benefit of our Company until claimed and our Company shall not be constituted a trustee in respect thereof. All dividends, bonuses or other distributions unclaimed for six years after having been declared may be forfeited by our board of directors and, upon such forfeiture, shall revert to our Company.

No dividend or other monies payable by our Company on or in respect of any share shall bear interest against our Company.

Our Company may exercise the power to cease sending cheques for dividend entitlements or dividend warrants by post if such cheques or warrants remain uncashed on two consecutive occasions or after the first occasion on which such a cheque or warrant is returned undelivered.

Voting Rights

Subject to any special rights, restrictions or privileges as to voting for the time being attached to any class or classes of shares at any general meeting: (a) on a poll every member present in person or by proxy or, in the case of a member being a corporation, by our duly authorized representative shall have one vote for every share which is fully paid or credited as fully paid registered in his name in the register of members of our Company but so that no amount paid up or credited as paid up on a share in advance of calls or instalments is treated for this purpose as paid up on the share; and (b) on a show of hands every member who is present in person (or, in the case of a member being a corporation, by our duly authorized representative) or by proxy shall have one vote. Where more than one proxy is appointed by a member which is a Clearing House (as defined in the Articles) (or its nominee(s)) or a central depository house (or its nominee(s)), each such proxy shall have one vote on a show of hands. On a poll, a member entitled to more than one vote need not use all his votes or cast all the votes he does use in the same way.

Transfer of Ordinary Shares

Subject to the Companies Act and our Articles of Association, all transfers of shares shall be effected by an instrument of transfer in the usual or common form or in such other form as our board of directors may approve and may be under hand or, if the transferor or transferee is a Clearing House (as defined in the Articles) (or its nominee(s)) or a central depository house (or its nominee(s)), under hand or by machine imprinted signature, or by such other manner of execution as our board of directors may approve from time to time.

Execution of the instrument of transfer shall be by or on behalf of the transferor and the transferee, provided that our board of directors may dispense with the execution of the instrument of transfer by the transferor or transferee or accept mechanically executed transfers. The transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the register of members of our Company in respect of that share.

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Our board of directors may, in our absolute discretion, at any time and from time to time remove any share on the principal register to any branch register or any share on any branch register to the principal register or any other branch register. Unless our board of directors otherwise agrees, no shares on the principal register shall be removed to any branch register nor shall shares on any branch register be removed to the principal register or any other branch register. All removals and other documents of title shall be lodged for registration and registered, in the case of shares on any branch register, at the registered office and, in the case of shares on the principal register, at the place at which the principal register is located.

Our board of directors may, in our absolute discretion, decline to register a transfer of any share (not being a fully paid up share) to a person of whom it does not approve or on which our Company has a lien. It may also decline to register a transfer of any share issued under any share option scheme upon which a restriction on transfer subsists or a transfer of any share to more than four joint holders.

Our board of directors may decline to recognize any instrument of transfer unless a certain fee, up to such maximum sum as Nasdaq may determine to be payable, is paid to our Company, the instrument of transfer is properly stamped (if applicable), is in respect of only one class of share and is lodged at our registered office or the place at which the principal register is located accompanied by the relevant share certificate(s) and such other evidence as our board of directors may reasonably require is provided to show the right of the transferor to make the transfer (and if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do).

The registration of transfers of shares or of any class of shares may, after compliance with any notice requirement of Nasdaq, be suspended at such times and for such periods (not exceeding in the whole thirty days in any year) as our board of directors may determine.

Fully paid shares shall be free from any restriction on transfer (except when permitted by Nasdaq) and shall also be free from all liens.

Procedures on liquidation

A resolution that our Company be wound up by the court or be wound up voluntarily shall be a special resolution of our shareholders.

Subject to any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation for the time being attached to any class or classes of shares:

(i)	if our Company is wound up, the surplus assets remaining after payment to all creditors shall be divided among the members in proportion to the capital paid up on the shares held by them respectively; and

(ii)	if our Company is wound up and the surplus assets available for distribution among the members are insufficient to repay the whole of the paid-up capital, such assets shall be distributed, subject to the rights of any shares which may be issued on special terms and conditions, so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up on the shares held by them, respectively.

If our Company is wound up (whether the liquidation is voluntary or compelled by the court), the liquidator may, with the sanction of a special resolution and any other sanction required by the Companies Act, divide among the members in specie or kind the whole or any part of the assets of our Company, whether the assets consist of property of one kind or different kinds, and the liquidator may, for such purpose, set such value as he deems fair upon any one or more class or classes of property to be so divided and may determine how such division shall be carried out as between the members or different classes of members and the members within each class. The liquidator may, with the like sanction, vest any part of the assets in trustees upon such trusts for the benefit of members as the liquidator thinks fit, but so that no member shall be compelled to accept any shares or other property upon which there is a liability.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Subject to these Articles and to the terms of allotment, our board of directors may, from time to time, make such calls as it thinks fit upon the members in respect of any monies unpaid on the shares held by them respectively (whether on account of the nominal value of the shares or by way of premium) and not by the conditions of allotment of such shares made payable at fixed times. A call may be made payable either in one sum or by instalments. If the sum payable in respect of any call or instalment is not paid on or before the day appointed for payment thereof, the person or persons from whom the sum is due shall pay interest on the same at such rate not exceeding 20% per annum as our board of directors shall fix from the day appointed for payment to the time of actual payment, but our board of directors may waive payment of such interest wholly or in part. Our board of directors may, if it thinks fit, receive from any member willing to advance the same, either in money or money’s worth, all or any part of the money uncalled and unpaid or instalments payable upon any shares held by him, and in respect of all or any of the monies so advanced our Company may pay interest at such rate (if any) not exceeding 20% per annum as our board of directors may decide.

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If a member fails to pay any call or instalment of a call on the day appointed for payment, our board of directors may, for so long as any part of the call or instalment remains unpaid, serve not less than 14 clear days’ notice on the member requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued and which may still accrue up to the date of actual payment. The notice shall name a further day (not earlier than the expiration of 14 days from the date of the notice) on or before which the payment required by the notice is to be made, and shall also name the place where payment is to be made. The notice shall also state that, in the event of non-payment at or before the appointed time, the shares in respect of which the call was made will be liable to be forfeited.

If the requirements of any such notice are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of our board of directors to that effect. Such forfeiture will include all dividends and bonuses declared in respect of the forfeited share and not actually paid before the forfeiture.

A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares but shall, nevertheless, remain liable to pay to our Company all monies which, at the date of forfeiture, were payable by him to our Company in respect of the shares together with (if our board of directors shall in our discretion so require) interest thereon from the date of forfeiture until payment at such rate not exceeding 20% per annum as our board of directors may prescribe.

Redemption of Ordinary Shares

Subject to the Companies Act, our Articles of Association, and, where applicable, the Nasdaq listing rules or any other law or so far as not prohibited by any law and subject to any rights conferred on the holders of any class of Shares, any power of our Company to purchase or otherwise acquire all or any of its own Shares (which expression as used in this Article includes redeemable Shares) be exercisable by our board of directors in such manner, upon such terms and subject to such conditions as it thinks fit.

Subject to the Companies Act, our Articles of Association, and to any special rights conferred on the holders of any Shares or attaching to any class of Shares, Shares may be issued on the terms that they may, at the option of our Company or the holders thereof, be liable to be redeemed on such terms and in such manner, including out of capital, as our board of directors may deem fit.

Variations of Rights of Shares

Subject to the Companies Act and without prejudice to our Articles of Association, if at any time the share capital of our Company is divided into different classes of shares, all or any of the special rights attached to any class of shares may (unless otherwise provided for by the terms of issue of the shares of that class) be varied, modified or abrogated with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class. The provisions of the Articles relating to general meetings shall mutatis mutandis apply to every such separate general meeting, but so that the necessary quorum (whether at a separate general meeting or at its adjourned meeting) shall be not less than a person or persons together holding (or, in the case of a member being a corporation, by our duly authorized representative) or representing by proxy not less than one-third in nominal value of the issued shares of that class. Every holder of shares of the class shall be entitled on a poll to one vote for every such share held by him, and any holder of shares of the class present in person or by proxy may demand a poll.

Any special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to the terms of issue of such shares, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

General Meetings of Shareholders

Our Company must hold an annual general meeting each fiscal year other than the fiscal year of our Company’s adoption of our Articles of Association.

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Extraordinary general meetings may be convened on the requisition of one or more members holding, at the date of deposit of the requisition, not less than one tenth of the paid up capital of our Company having the right of voting at general meetings. Such requisition shall be made in writing to our board of directors or the secretary of our Company for the purpose of requiring an extraordinary general meeting to be called by our board of directors for the transaction of any business specified in such requisition. Such meeting shall be held within two months after the deposit of such requisition. If within 21 days of such deposit, our board of directors fails to proceed to convene such meeting, the requisitionist(s) himself (themselves) may do so in the same manner, and all reasonable expenses incurred by the requisitionist(s) as a result of the failure of our board of directors shall be reimbursed to the requisitionist(s) by our Company.

Every general meeting of our Company shall be called by at least 10 clear days’ notice in writing. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and must specify the time, place and agenda of the meeting and particulars of the resolution(s) to be considered at that meeting and the general nature of that business.

Although a meeting of our Company may be called by shorter notice than as specified above, such meeting may be deemed to have been duly called if it is so agreed:

(i)	in the case of an annual general meeting, by all members of our Company entitled to attend and vote thereat; and

(ii)	in the case of any other meeting, by a majority in number of the members having a right to attend and vote at the meeting holding not less than 95% of the total voting rights at the meetings of all our shareholders.

All business transacted at an extraordinary general meeting shall be deemed special business. All business shall also be deemed special business where it is transacted at an annual general meeting, with the exception of the election of Directors which shall be deemed ordinary business.

No business other than the appointment of a chairman of a meeting shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, and continues to be present until the conclusion of the meeting.

The quorum for a general meeting shall be two members entitled to vote and present in person (or in the case of a member being a corporation, by our duly authorized representative) or by proxy representing not less than one-third (1/3) in nominal value of the total issued voting shares in our Company throughout the meeting.

Inspection of Books and Records

Our shareholders have no general right to inspect or obtain copies of the register of members or corporate records of our company (except for the memorandum and articles of association of our company, any special resolutions passed by our company and the register of mortgages and charges of our company). They will, however, have such rights as may be set out in our Articles of Association.

Changes in Capital

Subject to the Companies Act, our shareholders may, by ordinary resolution:

(a)	increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

(b)	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c)	sub-divide our shares or any of them into our shares of smaller amount than is fixed by our Company’s Memorandum of Association, so, however, that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced our shares shall be the same as it was in case of the share from which the reduced our shares is derived;

(d)	cancel any shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled; and

(e)	convert all or any of our paid-up shares into stock, and reconvert that stock into paid up shares of any denomination.

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Subject to the Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce our share capital or any capital redemption reserve in any way.

Certain Cayman Islands Company Considerations

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies in the Cayman Islands;

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may obtain an undertaking against the imposition of any future taxation;

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Companies Act and the current Companies Act of the United Kingdom.

In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

This discussion does not purport to be a complete statement of the rights of holders of our Ordinary Shares under applicable law in the Cayman Islands or the rights of holders of the common stock of a typical corporation under applicable Delaware law.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies, provided that the laws of the foreign jurisdiction permit such merger or consolidation. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a new consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

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A merger between a Cayman Islands parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a dissenting shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting from a merger or consolidation. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by seventy-five percent (75%) in value of the shareholders or class of shareholders, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

When a takeover offer is made and accepted by holders of ninety percent (90%) of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;

●	an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained; and

●	an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

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Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles of Association provide that that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Act for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in our Memorandum and Articles of Association. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director or officer and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

Under Cayman Islands law, our directors owe fiduciary duties to our company, including a duty of loyalty, a duty to act honestly, and a duty to act in good faith in what they consider to be in our best interests. Our directors must also exercise their powers only for a proper purpose. Our directors also have a duty to exercise the skills they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances.

In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association as may be amended from time to time. Our company has a right to seek damages against any director who breaches a duty owed to us. The functions and powers of our board of directors include, among others:

● convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings;

● declaring dividends and distributions;

● appointing officers and determining the term of office of officers; and

● exercising the borrowing powers of our company and mortgaging the property of our company.

Shareholder Action by Written Consent

Under the Delaware General Corporation Act, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Our Articles of Association provide that any action required or permitted to be taken at general meetings of our Company may only be taken upon the vote of shareholders at general meeting and shareholders may approve corporate matters by way of a unanimous written resolution without a meeting being held.

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Shareholder Proposals

Under the Delaware General Corporation Act, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders with rights to requisition a general meeting nor any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Articles of Association allow any one or more of our shareholders who together hold shares which carry in aggregate not less than one tenth of the paid-up capital of our company having the right of voting at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our Articles of Association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings.

Cumulative Voting

Under the Delaware General Corporation Act, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, our Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Articles of Association, directors may be removed by an ordinary resolution of our shareholders.

Transactions with Interested Shareholders

The Delaware General Corporation Act contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

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Dissolution; Winding Up

Under the Delaware General Corporation Act, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our Articles of Association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares

Under the Delaware General Corporation Act, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Articles of Association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Act, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our Memorandum and Articles of Association may only be amended by a special resolution of our shareholders.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Anti-money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

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We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (Revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”). Depending on the circumstances of each application, a detailed verification of identity might not be required where:

● the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

● the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

● the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority, or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

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Data Protection in the Cayman Islands — Privacy Notice

This privacy notice explains the manner in which we collect, process, and maintain personal data about our investors pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”).

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to us.

By virtue of your investment in our Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, or (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by our Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into our Company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

Legislation of the Cayman Islands

The Cayman Islands enacted the International Tax Co-operation (Economic Substance) Act (as revised) of the Cayman Islands (the “ES Act”) together with the Guidance Notes published by the Cayman Islands Tax Information Authority from time to time. Under the ES Act, if a company is considered to be a “relevant entity” and is conducting one or more of the nine “relevant activities”, then such company is required to comply with the economic substance requirements in relation to the relevant activity from July 1, 2019. All companies whether a relevant entity or not is required to file an annual report with the Registrar of Companies of the Cayman Islands confirming whether or not it is carrying on any relevant activities and if it is, it would be required to satisfy an economic substance test.

Listing

Our Ordinary Share are traded on the Nasdaq Capital Market under the ticker symbol “ZDAI.”

Transfer Agent

The transfer agent of our Ordinary Shares is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11593.

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EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, we expect to incur in connection with this offering. With the exception of the registration fee payable to the SEC, all amounts are estimates.

SEC registration fee	$	*
Transfer Agent Expenses	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous	$	*
Total	$	*

LEGAL MATTERS

We are being represented by CFN Lawyers LLC with respect to U.S. federal securities laws. The validity of our Ordinary Shares and certain other matters of Cayman Islands law will be passed upon for us by Appleby.

EXPERTS

The consolidated financial statements as of and for the years ended March 31, 2024 and 2023, appearing in this prospectus have been audited by ZH CPA, LLC, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The registered business address of ZH CPA, LLC is 999 18th Street, Suite 3000, Denver, Colorado, 80202 USA.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC an annual report and registration statement on Form F-1 (including amendments and exhibits to the registration statement) under the Securities Act with respect to the Ordinary Shares offered hereby. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the Ordinary Shares offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. However, statements in the prospectus contain the material provisions of such contracts, agreements and other documents.

We are subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b), and (c) of the Exchange Act, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. A copy of the registration statement and the exhibits filed therewith may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from that office. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We have maintained our website at https://www.primegaghl.com/ and https://primegaghl.com/investors-relations. The registration statement and the documents referred to under “Incorporation of Certain Information by Reference” are also available on our website. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

No dealers, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are allowed to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference into this prospectus the financial statements and other information included in the documents listed below:

●	Our Annual Report on Form 20-F for the year ended March 31, 2024, as filed with the SEC on August 12, 2024;
●	Our Unaudited Financial Results for The Six Months Ended September 30, 2024;
●	Our Registration Statement on Form S-8 as filed with the SEC on October 2, 2024; and
●	Our Registration Statements on Form F-1 as filed with the SEC on March 14, 2025, March 6, 2024, April 25, 2024, May 31, 2024, June 21, 2024, September 10, 2024, and September 12, 2024 (to the extent expressly incorporated by reference into our effective registration statements filed by us under the Securities Act).

The financial statements included in the Form 20-F that are incorporated by reference into this prospectus are as follows:

●	Report of Independent Registered Public Accounting Firm (PCAOB ID: 6413);
●	Consolidated Balance Sheets as of March 31, 2024 and 2023;
●	Consolidated Statements of Operation and Other Comprehensive Income for the financial years ended March 31, 2024, 2023 and 2022;
●	Consolidated Statements of Changes in Shareholders’ Equity for the financial years ended March 31, 2024, 2023 and 2022;
●	Consolidated Statements of Cash Flows for the financial years ended March 31, 2024, 2023 and 2022; and
●	Notes to the Consolidated Financial Statements for the financial years ended March 31, 2024, 2023 and 2022.

These documents are also available on the SEC’s website at https://www.sec.gov/

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The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement. As you read the above documents, you may find inconsistencies in information from one document to another. This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide without charge to any person (including any beneficial owner) to whom this prospectus is delivered, upon oral or written request, a copy of any document incorporated by reference in this prospectus but not delivered with the prospectus (except for exhibits to those documents unless a documents states that one of its exhibits is incorporated into the document itself). Such request should be directed to: Primega Group Holdings Limited, Room 2912, 29/F., New Tech Plaza, 34 Tai Yau Street, San Po Kong, Kowloon, Hong Kong, telephone number: +852 3997 3682.

You also may access the incorporated reports and other documents referenced above on our website at https://www.primegaghl.com/ and https://primegaghl.com/investors-relations.com. The information contained on, or that can be accessed through, our website is not part of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, or such earlier date, that is indicated in this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our Memorandum and Articles of Association provide that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities

Founding Transactions and Shares Issuances

On April 14, 2022 the date of the incorporation of Primega Group Holdings Limited, 1 Ordinary Share was issued to Appleby Global Services (Cayman) Limited. On April 14, 2024, the 1 Ordinary Share was transferred from Appleby Global Services (Cayman) Limited to Man Siu Ming and Primega Group Holdings Limited further issued 11,249,999 Ordinary Shares to Man Siu Ming on the same date.

On July 20, 2022, Man Siu Ming transferred 551,250 and 551,250 Ordinary Shares, out of his 11,250,000 Ordinary Shares, to Primewin Corporate Development Limited and Shun Kai Investment Development Limited, respectively, at the respective consideration of US$103,000, and US$103,000. Further on December 5, 2023, Man Siu Ming transferred 551,250 and 551,250 Ordinary Shares, out of his 10,147,500 Ordinary Shares, to Dusk Moon International Limited and Moss Mist Investment Limited, respectively, at the respective consideration of US$206,000, and US$206,000.

On February 28, 2024, in contemplation of Company’s initial public offering, Primega Group Holdings Limited conducted a 2-for-1 share split. After the share split, the authorized share capital of the Company consists of US$50,000 divided into 1,000,000,000 Ordinary Shares, par value US$0.00005 each. After the share split, 22,500,000 Ordinary Shares were issued and outstanding.

The following table sets forth the breakdown of the shareholding of each then shareholder prior to the initial public offering:

Shareholders	Number of Ordinary Shares Issued
Man Siu Ming	18,090,000
Primewin Corporate Development Limited	1,102,500
Shun Kai Investment Development Limited	1,102,500
Dusk Moon International Limited	1,102,500
Moss Mist Investment Limited	1,102,500

On July 24, 2024, the Company closed (1) the IPO of 1,500,000 Ordinary Shares at a public offering price of US$4.00 per Ordinary Share, and (2) the resale by one existing shareholder of the Company of 250,000 Ordinary Shares at a public offering price of US$4.00 per Ordinary Share.

The following table sets forth the breakdown of equity ownership of the Company as of the date of the prospectus:

Shareholders	Number of Ordinary Shares Owned	Percentage of Ordinary Shares Owned
Man Siu Ming	17,840,000	67.58%
Dusk Moon International Limited	1,102,500	4.18%
Moss Mist Investment Limited	1,102,500	4.18%
Primewin Corporate Development Limited	1,102,500	4.18%
Shun Kai Investment Development Limited	1,102,500	4.18%
Others	4,150,000	15.72%

As of the date of this prospectus, 26,400,000 Ordinary Shares were issued and outstanding.

II-1

Item 8. Exhibits and Financial Statement Schedules

(a) Exhibits.

Exhibit Number	Description of Exhibit
3.1	Memorandum and Articles of Association of the Company (incorporated herein by reference to Exhibit 3.1 to the registration statement on Form F-1/A (File No. 333-282018), as amended, initially filed with the SEC on September 12, 2024)
5.1*	Opinion of Appleby regarding the validity of the securities being registered
10.1	Employment Agreement between the registrant and Kan Chi Wai, the registrant’s Chief Executive Officer, dated July 31, 2024 (incorporated herein by reference to Exhibit 10.1 to the registration statement on Form F-1/A (File No. 333-282018), as amended, initially filed with the SEC on September 12, 2024)
10.2	Employment Agreement between the registrant and Man Wing Pong, the registrant’s Chief Financial Officer, dated July 18, 2024 (incorporated herein by reference to Exhibit 10.2 to the registration statement on Form F-1/A (File No. 333-282018), as amended, initially filed with the SEC on September 12, 2024)
10.3	Director Offer Letter between the registrant and Fang Chenxi, dated April 9, 2025
10.4	Director Offer Letter between the registrant and Jiang Lina, dated April 9, 2025
10.5	Director Offer Letter between the registrant and Zhao Yong, dated December 19, 2024
10.6	Indemnification Agreement between the registrant and Man Siu Ming, dated April 9, 2025
10.7	Indemnification Agreement between the registrant and Tan Yu, dated April 9, 2025
10.8	Indemnification Agreement between the registrant and Fang Chenxi, dated April 9, 2025
10.9	Indemnification Agreement between the registrant and Jiang Lina, dated April 9, 2025
10.10	Indemnification Agreement between the registrant and Zhao Yong, dated December 19, 2024
10.11	Bank facilities between Standard Chartered Bank (Hong Kong) Limited and Primega Construction (incorporated herein by reference to exhibit 10.4 to the registration statement on Form F-1 (File No.333-277692), as amended, initially filed with the U.S. Securities and Exchange Commission on March 6, 2024
10.12	Bank facilities between Standard Chartered Bank (Hong Kong) Limited and Primega Construction (incorporated herein by reference to exhibit 10.5 to the registration statement on Form F-1 (File No.333-277692), as amended, initially filed with the U.S. Securities and Exchange Commission on March 6, 2024
10.13	English translation of Office Lease Contract, by and between Lin Qianyu and Primega Construction, dated as of May 30, 2022 (incorporated herein by reference to exhibit 10.6 to the registration statement on Form F-1 (File No.333-277692), as amended, initially filed with the U.S. Securities and Exchange Commission on March 6, 2024
21.1	List of Subsidiaries (incorporated herein by reference to exhibit 21.1 to the registration statement on Form F-1 (File No.333-277692), as amended, initially filed with the U.S. Securities and Exchange Commission on March 6, 2024
23.1*	Consent of ZH CPA, LLC, an independent registered public accounting firm
23.2*	Consent of Appleby (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page)
99.1	Code of Business Conduct and Ethics (incorporated herein by reference to exhibit 99.1 to the registration statement on Form F-1 (File No.333-277692), as amended, initially filed with the U.S. Securities and Exchange Commission on March 6, 2024
99.2	Audit Committee Charter (incorporated herein by reference to exhibit 99.2 to the registration statement on Form F-1 (File No.333-277692), as amended, initially filed with the U.S. Securities and Exchange Commission on March 6, 2024
99.3	Nominating Committee Charter (incorporated herein by reference to exhibit 99.3 to the registration statement on Form F-1 (File No.333-277692), as amended, initially filed with the U.S. Securities and Exchange Commission on March 6, 2024
99.4	Compensation Committee Charter (incorporated herein by reference to exhibit 99.4 to the registration statement on Form F-1 (File No.333-277692), as amended, initially filed with the U.S. Securities and Exchange Commission on March 6, 2024
107*	Filing Fee Table

*	Filed herewith
**	To be filed via amendment

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(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

5)	That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser, each prospectus filed by the Registrant pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

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6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the placement method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424.

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on June 13, 2025.

Primega Group Holdings LIMITED

By:	/s/Man Siu Ming
Name:	Man Siu Ming
Title:	Chief Executive Officer and Director (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL BY THOSE PRESENT, that each person whose signature appears below hereby constitutes and appoints Man Siu Ming, his or her true and lawful agent, proxy, and attorney-in-fact, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to (1) act on, sign, and file with the SEC any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, together with all schedules and exhibits thereto; (2) act on, sign, and file such certificates, instruments, agreements, and other documents as may be necessary or appropriate in connection therewith; (3) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act; and (4) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying, and confirming all that such agent, proxy, and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Tan Yu	Chairman of the Board and Director	June 13, 2025
Name: Tan Yu

/s/ Man Siu Ming	Chief Executive Officer and Director	June 13, 2025
Name: Man Siu Ming	(Principal Executive Officer)

/s/ Lau Mei Suen	Chief Finance Officer	June 13, 2025
Name: Lau Mei Suen	(Principal Accounting and Financial Officer)

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SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of Primega Group Holdings Limited, has signed this registration statement or amendment thereto in New York, New York on June 13, 2025.

Authorized U.S. Representative Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.

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